UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Preliminary proxy statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14-a6(e)(2))
☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material under Rule 14a-12

New York Community Bancorp, Inc.

(Name of Registrant as specified in its Charter)

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April 27, 2012

Fellow Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of New York Community Bancorp, Inc., the holding company for New York Community Bank and New York Commercial Bank. The Annual Meeting will be held on Thursday, June 7, 2012 at 10:00 a.m., Eastern Daylight Time, at the Sheraton LaGuardia East Hotel, 135-20 39th Avenue, Flushing, New York.

The attached Notice and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of New York Community Bancorp, Inc., as well as representatives of KPMG LLP, the Company’s independent registered public accounting firm, will be present to respond to any questions you may have.

On April 27, 2012, under rules established by the Securities and Exchange Commission, we sent the majority of those shareholders who are eligible to vote at the Annual Meeting a notice that explains how to access their proxy materials, including our 2011 Annual Report, online, rather than in traditional printed form. The notice also explains the simple steps our eligible shareholders can follow in order to vote their shares online. If you are among the shareholders who received the notice explaining this process and would prefer to receive your proxy materials in the traditional hard copy format, the notice also explains how to arrange to have the printed materials sent to you in the mail. If you are among those who received their proxy materials in printed form, rather than the notice, please note that you may still access these materials and vote your shares online by going to the following website: www.proxyvote.com.

To cast your vote, please sign, date, and return the enclosed proxy card promptly, or vote online or by telephone as instructed on the proxy card. As the holders of a majority of the Common Stock entitled to vote must be represented, either in person or by proxy, to constitute a quorum at the meeting, we would appreciate your timely response.

To be admitted to the Annual Meeting of Shareholders, a shareholder must present both an admission ticket and photo identification. Procedures for shareholder admission to the meeting are described in this proxy statement on page 48, where you also will find information about how you can expedite the delivery of future proxy solicitation materials and help reduce our preparation and distribution costs through online delivery.

On behalf of the Board of Directors, officers, and employees of New York Community Bancorp, we thank you for your continued interest and support.

Sincerely,

Dominick Ciampa Chairman of the Board	Joseph R. Ficalora President and Chief Executive Officer

NEW YORK COMMUNITY BANCORP, INC.

615 Merrick Avenue

Westbury, New York 11590

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on June 7, 2012

The Annual Meeting of Shareholders (the “Annual Meeting”) of New York Community Bancorp, Inc. (the “Company”) will be held on Thursday, June 7, 2012 at 10:00 a.m., Eastern Daylight Time, at the Sheraton LaGuardia East Hotel, 135-20 39th Avenue, Flushing, New York.

The purpose of the Annual Meeting is to consider and vote upon the following matters:

1.	The election of four directors to three-year terms;

2.	The approval of the New York Community Bancorp, Inc. 2012 Stock Incentive Plan;

3.	The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012;

4.	A shareholder proposal, if properly presented, at the Annual Meeting; and

5.	Such other matters as may properly come before the meeting or any adjournments thereof, including whether or not to adjourn the meeting.

The Board of Directors has established April 9, 2012 as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting and at any adjournments thereof. Only shareholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any adjournments thereof. In the event that there are not sufficient shares present to constitute a quorum, or votes to approve or ratify any of the foregoing management proposals, at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company at 615 Merrick Avenue, Westbury, New York 11590, for a period of ten days prior to the Annual Meeting, and will also be available for inspection at the meeting.

By Order of the Board of Directors,

R. Patrick Quinn
Executive Vice President, Chief Corporate Governance Officer, and Corporate Secretary

Westbury, New York

April 27, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 7, 2012:

The Proxy Statement and Annual Report to Shareholders are available at www.proxyvote.com.

NEW YORK COMMUNITY BANCORP, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

JUNE 7, 2012

Solicitation and Voting of Proxies

This proxy statement is being furnished to shareholders of New York Community Bancorp, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or “Board”) to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, June 7, 2012, and at any adjournments thereof. This proxy statement is being mailed to shareholders on or about April 27, 2012. The 2011 Annual Report on Form 10-K, including consolidated financial statements for the fiscal year ended December 31, 2011, accompanies this proxy statement.

As has been the case since 2008, the Company is taking advantage of Securities and Exchange Commission (“SEC”) rules that allow companies to furnish proxy materials to shareholders via the Internet. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to its shareholders of record and beneficial owners, unless they have directed the Company to provide the materials in a different manner or hold shares of Company common stock (the “Common Stock”) through the Company stock based benefit plans. See “Benefit Plan Voting.” The Notice provides instructions on how to access and review all of the important information contained in the Company’s Proxy Statement and Annual Report to Shareholders, as well as how to cast a vote, over the Internet. Shareholders who receive the Notice and who would still like to receive a printed copy of the Company’s proxy materials can find instructions for requesting these materials included in the Notice. The Company plans to mail the Notice to shareholders by April 27, 2012.

It is important that holders of at least a majority of the shares eligible to be voted be represented in person or by proxy at the Annual Meeting. Regardless of the number of shares of Company Common Stock owned, shareholders are requested to vote by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope. Shareholders are urged to indicate their votes in the spaces provided on the proxy card. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. If you are a shareholder of record and no instructions are indicated, signed and dated proxy cards will be voted FOR the election of the nominees for director named in this proxy statement, FOR approval of the New York Community Bancorp, Inc. 2012 Stock Incentive Plan, FOR the ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company, and AGAINST the adoption of a majority vote standard for the election of directors as proposed by a shareholder, California Public Employees’ Retirement System Investment Office.

Alternatively, shareholders of record may vote their shares of Common Stock over the Internet, or by calling a specially designated toll-free telephone number. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, and to allow shareholders to provide both their voting instructions and confirm that said instructions have been properly recorded. Specific instructions for shareholders of record who wish to vote their proxies over the Internet or by telephone are set forth on the enclosed proxy card.

Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for eligible shareholders of record will close at 11:59 p.m., Eastern Daylight Time, on June 6, 2012.

Other than the matters listed on the attached Notice of Annual Meeting of Shareholders, the Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. However, execution of a proxy or voting online or by telephone confers on the designated proxy holders discretionary authority to vote the shares represented by the proxy in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof, including whether or not to adjourn the meeting.

A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Corporate Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, by voting online or by telephone on a later date, or by attending the Annual Meeting and voting in person.

The cost of the solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, Phoenix Advisory Partners, a proxy solicitation firm, will assist the Company in soliciting proxies for the Annual Meeting and will be paid a fee of $8,500 plus out-of-pocket expenses. Proxies also may be solicited, personally or by telephone, by directors, officers, and other employees of the Company and its subsidiaries, New York Community Bank (the “Community Bank”) and New York Commercial Bank (the “Commercial Bank”) (collectively, the “Banks”), without receipt of additional compensation. The Company also will request that persons, firms, and corporations holding shares in their names, or in the names of their nominees that are beneficially owned by others, send proxy materials to, and obtain proxies from, such beneficial owners. The Company will reimburse such holders for their reasonable expenses in doing so. If your Company shares are held in street name, your broker, bank, or other nominee will provide you with instructions that must be followed in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the Internet or by telephone. Please see the instruction form that was provided by your broker or bank with this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form, you will need to contact your broker or bank. If you wish to vote your shares of Common Stock in person at the Annual Meeting, you will need to get a written proxy in your name from the broker, bank, or other nominee who holds your shares.

Voting Securities

The securities that may be voted at the Annual Meeting consist of shares of Common Stock, with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting, except as described below. There is no cumulative voting for the election of directors.

The close of business on April 9, 2012 has been fixed by the Board of Directors as the record date (the “Record Date”) for the determination of shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting and at any adjournments thereof. The total number of shares of Common Stock outstanding and entitled to vote on the Record Date was 439,126,987.

As provided in the Company’s Certificate of Incorporation, holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the “Limit”) are not entitled to any vote with respect to the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by, persons acting in concert with such person or entity. The Company’s Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

The presence, in person or by proxy, of the holders of record of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the Company’s Certificate of Incorporation) is necessary to constitute a quorum at the Annual Meeting. In the event that there are not sufficient shares present for a quorum, or votes to approve or ratify any management proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

As to the election of directors (Proposal 1), the proxy card being provided by the Board of Directors enables a shareholder to vote for the election of the nominees proposed by the Board of Directors or to withhold authority to vote for one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors. In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors as they felt appropriate. Recent changes in regulation were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf. These are referred to as broker non-votes. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm. If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

As to the approval of the New York Community Bancorp, Inc. 2012 Stock Incentive Plan (Proposal 2), the proxy card being provided by the Board of Directors enables a shareholder to check the appropriate box on the proxy card to (i) vote “FOR” the proposal, (ii) vote “AGAINST” the proposal, or (iii) “ABSTAIN” from voting on the proposal.

As to the ratification of the appointment of the independent registered public accounting firm (Proposal 3), the proxy card being provided by the Board of Directors enables a shareholder to check the appropriate box on the proxy card to (i) vote “FOR” the proposal, (ii) vote “AGAINST” the proposal, or (iii) “ABSTAIN” from voting on the proposal.

As to the adoption of the shareholder proposal to adopt a majority vote standard for the election of members of the Company’s Board of Directors (Proposal 4), the proxy card being provided by the Board of Directors enables a shareholder to check the appropriate box on the proxy card to (i) vote “FOR” the proposal, (ii) vote “AGAINST” the proposal, or (iii) “ABSTAIN” from voting on the proposal.

An affirmative vote of a majority of the shares of Common Stock cast at the Annual Meeting at which a quorum is present, in person or by proxy, is required to constitute shareholder approval of Proposals 2, 3, and 4. In connection with such proposals, shares as to which the “ABSTAIN” box has been selected on the proxy card and shares underlying broker non-votes or in excess of the Limit will not be counted as votes cast, and will have no effect on the vote on the matter presented.

Proxies solicited hereby will be tabulated by inspectors of election designated by the Board of Directors. The inspectors of election will not be employed by, or be directors of, the Company or any of its affiliates.

Benefit Plan Voting

Active employee-participants in the Company benefit plans which hold Common Stock will receive an e-mail that will contain a link to this proxy statement, along with instructions on how to vote the shares of Common Stock credited to each participant’s account under the Company benefit plans and the shares of Common Stock (if any) held independently of the Company benefit plans. Retired and inactive employee-participants will receive proxy materials via U.S. mail. Benefit plan voting instructions will be delivered to the trustee for the Company benefit plans and the shares will be voted as directed by participants. Shares for which no voting instructions are provided or are not timely received will be voted by the trustee for the Benefit Plans in the same proportion as the voting instructions the trustee receives from other participants, or in the case of the Company equity incentive plans, as directed by the Company. Benefit plan voting instructions must be received by 11:30 p.m. Eastern Daylight Time on June 4, 2012.

Security Ownership of Certain Beneficial Owners

The following table sets forth information as to those persons or entities known by management to be beneficial owners of more than 5% of the outstanding shares of Common Stock on April 9, 2012. Other than those persons or entities listed below, the Company is not aware of any person or entity or group that beneficially owned more than 5% of the Common Stock as of April 9, 2012.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	29,857,736	(1)	6.83%

(1)	Based solely on information filed in a Schedule 13G/A with the SEC on February 13, 2012.

PROPOSALS TO BE VOTED ON AT THE MEETING

PROPOSAL 1.

ELECTION OF DIRECTORS

All persons standing for election as directors were unanimously nominated by the Nominating and Corporate Governance Committee of the Board of Directors. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

The Board of Directors currently consists of thirteen (13) members. All directors presently serve as directors of the Company, the Community Bank, and the Commercial Bank. Directors of the Company Board are elected for staggered terms of three years each, with the term of office of one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

The nominees proposed for election at this year’s Annual Meeting are Maureen E. Clancy, Hanif Dahya, Joseph R. Ficalora, and James J. O’Donovan.

The Nominating and Corporate Governance Committee approved and recommended to the Board of Directors the director nominees standing for election at the Annual Meeting. All of the nominees proposed for election at the Annual Meeting are current members of the Board, and the Company received no nominations from shareholders for the election of directors to the Board.

In the event that any such nominee is unable to serve or declines to serve for any reason, it is intended that the proxies will be voted for the election of such other person as may be designated by the Nominating and Corporate Governance Committee of the Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. Unless authority to vote for the nominee is withheld, it is intended that the shares represented by the enclosed proxy card, if executed, dated, and returned, will be voted “FOR” the election of the nominees proposed by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE

NOMINEES NAMED IN THIS PROXY STATEMENT.

Information with Respect to Nominees, Continuing Directors, and Executive Officers

The following table sets forth, as of April 9, 2012, the names of the nominees, continuing directors, and executive officers of the Company, their ages and, as applicable, the year in which each Board Member became a director and the year in which his or her term (or in the case of the nominees, their proposed terms) as director of the Company expire. The table also sets forth the amount and percentage of Common Stock beneficially owned by each director and by each named executive officer (as defined on page 14) and by all directors and executive officers as a group as of April 9, 2012.

Name	Age	Director Since (1)	Shares of Common Stock Beneficially Owned (2)		Percent of Class
Nominees for Directors (whose terms expire in 2015):
Maureen E. Clancy	80	2003	102,729	(3)	0.02%
Hanif W. Dahya	56	2007	70,000	(3,6)	0.02%
Joseph R. Ficalora	65	1989	5,471,541	(3,4,5,6)	1.25%
James J. O’Donovan	69	2003	1,877,764	(3,4,5)	0.43%

Directors Whose Terms Expire in 2014:
Dominick Ciampa	78	1995	817,969	(3)	0.19%
William C. Frederick, M.D.	84	2001	364,329	(3,4,7)	0.08%
Max L. Kupferberg	92	1983	3,098,641	(3,4)	0.72%
Spiros J. Voutsinas	78	2003	186,352	(6,7)	0.04%
Robert Wann	57	2008	2,180,246	(4,5,6)	0.50%

Directors Whose Terms Expire in 2013:
Michael J. Levine	67	2004	272,693	(4,6)	0.06%
The Honorable Guy V. Molinari	83	2004	34,277	(4)	0.01%
John M. Tsimbinos	74	2003	1,399,436	(3)	0.32%
Ronald A. Rosenfeld	73	2012	50,666	(3,6)	0.01%

Named Executive Officers Who Are Not Directors:
Thomas R. Cangemi	43	—	861,782	(3,5,6,7)	0.20%
James J. Carpenter	51	—	369,889	(3,4,5,6)	0.08%
John J. Pinto	41	—	381,176	(4,5,6)	0.09%

All directors and executive officers as a group (16 persons)			17,584,823		4.00%

(1)	Includes years of service as a trustee or director of the Community Bank.

(2)	Each person effectively exercises sole (or shares with spouse or other immediate family member) voting or dispositive power as to shares reported herein (except as noted). Figures include all of the shares held directly and indirectly by directors and the Company’s executive officers, as well as the shares underlying options that have been granted to, and are currently exercisable or exercisable within 60 days by, such directors and executive officers under the Company’s various stock-based and other benefit plans.

(3)	Includes the following shares that are owned by spouses of the named nominees, continuing directors, and executive officers or are held in individual retirement accounts, trusts accounts, custodian accounts, or foundation accounts for which the directors and the executive officers are deemed beneficial owners: Mr. Ciampa – 730,726; Mrs. Clancy – 22,581; Mr. Dahya – 48,000; Mr. Ficalora – 300,863; Dr. Frederick – 12,240; Mr. Kupferberg – 2,389,705; Mr. O’Donovan – 5,318; Mr. Rosenfeld – 40,666; Mr. Tsimbinos – 550,209; Mr. Cangemi – 60,335; and Mr. Carpenter – 16,166. Mr. Kupferberg’s holdings indicated above also include shares held by the Estate of Selma Kupferberg for which Mr. Kupferberg is the Executor.

(4)	Includes the following shares underlying options granted under the Company’s stock-based and other benefit plans, all of which are currently exercisable or exercisable within 60 days: Mr. Ficalora – 640,000; Dr. Frederick – 45,333; Mr. Kupferberg – 640,000; Mr. Levine – 45,333; Mr. Molinari – 11,852; Mr. O’Donovan – 640,000; Mr. Wann – 640,000; Mr. Carpenter – 41,333; and Mr. Pinto – 120,000.

(5)

Includes the following shares allocated under the NYCB Employee Stock Ownership Plan (“ESOP”): Mr. Ficalora – 429,293; Mr. O’Donovan – 259,738; Mr. Wann – 260,122; Mr. Cangemi – 33,980; Mr. Carpenter – 36,944; and Mr. Pinto – 29,704, as well as shares acquired in Messrs. Ficalora’s, Cangemi’s, and Pinto’s ESOP accounts pursuant to dividend reinvestment. Also includes 182,556;

731,598; and 216,613 shares allocated under the Community Bank’s Supplemental Benefits Plan to the accounts of Messrs. Wann, Ficalora, and O’Donovan, respectively, as well as shares acquired by Messrs. Wann, Ficalora, and O’Donovan in such accounts pursuant to dividend reinvestment. Includes shares held by the trustee of the New York Community Bancorp, Inc. Employee Savings Plan for the accounts of the following officers: Mr. Ficalora – 450,904; Mr. Wann – 81,929; Mr. O’Donovan – 84,749; Mr. Cangemi – 87,306; Mr. Carpenter – 8,111; and Mr. Pinto – 26,509; as well as shares acquired in Messrs. Ficalora’s, Cangemi’s, Carpenter’s and Pinto’s accounts pursuant to dividend reinvestment.

(6)	Includes the following shares of unvested restricted stock awarded under the New York Community Bancorp, Inc. 2006 Stock Incentive Plan: Mr. Ciampa – 45,000; Mr. Dahya – 22,000; Mr. Ficalora – 501,925; Mr. Levine – 31,000; Mr. O’Donovan – 18,000; Mr. Rosenfeld – 10,000; Mr. Voutsinas – 46,000; Mr. Wann – 223,540; Mr. Cangemi – 174,630; Mr. Carpenter – 154,775; and Mr. Pinto – 105,555.

(7)	Dr. Frederick and Messrs. Voutsinas and Cangemi have pledged 318,996, 140,352, and 431,729 shares of Common Stock, respectively, pursuant to margin account arrangements. The margin balances outstanding, if any, pursuant to such arrangements may vary from time to time.

Director Qualifications and Business Experience

Maureen E. Clancy.  Mrs. Clancy is Chief Financial Officer and Owner of Clancy & Clancy Brokerage Ltd., an insurance agency. Mrs. Clancy’s experience with the Company and prior experience serving on the Boards of Roslyn Bancorp, TR Financial Corp., and Roosevelt Savings Bank, combined with her extensive experience in the insurance industry; risk management and leadership skills; knowledge of our market; and sensitivity to the economy, bring valuable insight and individual qualities to our Board in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Banks.

Hanif “Wally” Dahya.  Mr. Dahya is the Chief Executive Officer of The Y Company LLC, a private investment firm that focuses on emerging-market companies in the information, communications, financial, and environmental services industries. The company is involved in distressed assets in the emerging markets. Prior to forming The Y Company, Mr. Dahya spent fourteen years on Wall Street, having started his career in investment banking at E.F. Hutton and Co., Inc. Thereafter, Mr. Dahya was Managing Director at L.F. Rothschild Co. Inc., headed the Mortgage-Backed Securities Group at UBS Securities Inc., and was a partner at Sandler O’Neill + Partners LLC.

Mr. Dahya is a graduate of Harvard Business School and attained his undergraduate degree at Loughborough University of Technology in the United Kingdom. With his extensive financial experience in investments, capital markets, asset liability management, emerging markets, real estate, and bank and thrift investments, Mr. Dahya provides the Board with valuable insight on these and others matters that are beneficial to the Company in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Banks.

Joseph R. Ficalora.  Mr. Ficalora has been President and Chief Executive Officer and a Director of the Company since its inception on July 20, 1993, and Chief Executive Officer of the Community Bank and Commercial Bank since January 1, 1994 and December 30, 2005, respectively. On January 1, 2007, Mr. Ficalora was appointed Chairman of the Board of the Company and the Banks, a position he held until December 21, 2010. In addition, Mr. Ficalora has served as President of the Commercial Bank since its inception on December 30, 2005.

Since 1965, when he joined the Community Bank, Mr. Ficalora has held increasingly responsible positions, crossing all lines of its operations. Prior to his appointment to President and Chief Executive Officer in 1994, Mr. Ficalora had served as President and Chief Operating Officer of the Bank beginning in October 1989 and previously as Executive Vice President, Comptroller, and Secretary.

A graduate of Pace University with a degree in business and finance, Mr. Ficalora provides leadership to several professional banking organizations. He is a member of the Board of Directors of the American Bankers Association (ABA), and serves on its American Bankers Council as well as its Budget Committee.

A director of the New York Bankers Association (NYBA) and Chairman of its Metropolitan Area Division, Mr. Ficalora also serves on the Boards of Directors of the Federal Home Loan Bank of New York, RSI Retirement Trust, and on the board of an active subsidiary of the Company, Peter B. Cannell & Co., Inc., an investment advisory firm. In addition, Mr. Ficalora is President of the Queens Borough Public Library and the Queens Library Foundation Board and serves on the boards of directors of the New York Hall of Science, New York Hospital-Queens, and Flushing Cemetery, and on the Advisory Council of the Queens Museum of Art. Mr. Ficalora is a former member of both the Thrift Institutions Advisory Council of the Federal Reserve Board in Washington and the Federal Reserve Bank of New York Thrift Institutions Advisory Panel.

Mr. Ficalora’s experience in leading the Company and the Banks, his responsibilities for the strategic direction and management of the Company’s day-to-day operations, and his roles on the Boards of the aforementioned professional banking organizations and advisory councils bring broad industry and specific institutional knowledge and experience to the Board.

James J. O’Donovan.  From October 31, 2003 through January 31, 2005, Mr. O’Donovan served as Senior Executive Vice President and Chief Lending Officer of the Company and New York Community Bank, having previously held the titles of Executive Vice President from 2000 and Senior Vice President from 1987. A senior lending consultant to the Company and the Community Bank since February 1, 2005, Mr. O’Donovan continues to be active in the Company’s lending activities today.

Mr. O’Donovan’s experience as a former executive officer of the Company and as current Chairman of the Mortgage and Real Estate Committee of the Community Bank Board not only brings valuable management and leadership skills, extensive industry knowledge, and business experience to the Board, but also a beneficial insight in overseeing critical matters to the Company’s lending businesses. Mr. O’Donovan’s experience and contributions further the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Banks.

Dominick Ciampa.  Mr. Ciampa is a Partner in the Ciampa Organization, a Queens-based real estate development firm founded in 1975. Mr. Ciampa was appointed Chairman of the Board of the Company and the Banks on December 21, 2010. In addition, Mr. Ciampa served as the President of the Queens Chamber of Commerce from 1989 to 1991. Mr. Ciampa’s combined experience with the Company, and in leading a large commercial real estate development organization with significant ownership interests in our market areas, brings valuable insight to the Board in overseeing, among other things, a wide range of banking and real estate matters, in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Banks.

William C. Frederick, M.D.  Dr. Frederick was affiliated with St. Vincent’s Hospital on Staten Island for 36 years until his retirement in 1997, and was Director of Surgery from 1966 to 1978. Dr. Frederick’s experience with the Company and prior experience serving on the Board of Richmond County Financial Corp., combined with his experience in the healthcare industry and his leadership skills, bring a unique perspective to the Board in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Banks.

Max L. Kupferberg.  Mr. Kupferberg is Chairman of the board of Kepco, Inc., a manufacturer of electrical equipment. Mr. Kupferberg’s 27 years of experience with the Company, combined with his extensive experience as Chairman of his own company, brings valuable business and leadership skills and financial acumen to the Board in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Banks.

Spiros J. Voutsinas.  Mr. Voutsinas was named President of the Commercial Bank’s Atlantic Bank Division on April 28, 2006. Mr. Voutsinas was the President of Omega Capital, Inc., a real estate development and syndication firm from November 1988 to March 2007, and a general partner of Omega Partners LP, a money management firm specializing in bank stocks, from 1991 to 2005. Mr. Voutsinas is also a Director of Peter B. Cannell & Co., Inc., an investment advisory firm affiliated with the Company. Mr. Voutsinas’ experience with the Company and his contributions as the President of the Atlantic Bank division of New York Commercial Bank, combined with his prior extensive experience as a Director with Roslyn Bancorp, TR Financial Corp., and Apple Bank, bring valuable insight and management and leadership skills to the Board, as well as a wealth of knowledge in all areas of the Company’s banking business. This experience and skill also contribute to the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Banks.

Robert Wann.  Mr. Wann has been the Senior Executive Vice President and Chief Operating Officer of the Company since 2003. Prior to his appointment as Chief Operating Officer, Mr. Wann spearheaded the Finance Division of the Company. Mr. Wann joined the Company in 1982; was named Comptroller in 1989; and was appointed Chief Financial Officer in 1991. Mr. Wann is a key member of the management team that led the Company’s conversion to stock form in 1993. Mr. Wann played and continues to play a crucial role in the development and growth of the Company, including in connection with the numerous strategic business combinations it has undertaken.

With over 30 years experience at the Company, Mr. Wann has a deep understanding and thorough knowledge of the Company, its operating companies, and its lines of business. Mr. Wann has consistently demonstrated his leadership abilities and his commitment to the Company through his long service in numerous roles. Mr. Wann’s extensive financial and operating experience, commitment, knowledge, and leadership make him well-suited to serve on the Board and contribute to the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Banks.

Michael J. Levine, C.P.A.  Mr. Levine is the President of Norse Realty Group, Inc. and Affiliates as well as a certified public accountant with the firm Levine & Schmutter. With his years of financial and managerial experience, Mr. Levine brings to the Board of Directors demonstrated management ability and fiscal responsibility at a senior level and an extensive knowledge of our lending business, including the New York real estate market. In addition, as President of the Norse Realty Group, Inc. and Affiliates, Mr. Levine has insight into the operational requirements of a large company. Finally, as a certified public accountant and Chairman of the Board’s Audit Committee and Risk Assessment Management Committee, Mr. Levine has valuable experience in dealing with accounting principles, financial reporting rules, and regulations; evaluating financial results; and overseeing the financial reporting process of a large corporation.

The Honorable Guy V. Molinari.  A well known leader on Staten Island, Mr. Molinari served as Richmond County Borough President from 1989 through 2001; as United States Congressman from 1981 to 1989; and as New York State Assemblyman from 1975 through 1980. In addition, he served as Chairman of the Federal Home Loan Bank of New York from 1990 to 1994. Mr. Molinari has been the Managing Partner of The Molinari Group, a legal consulting firm, since December 2002, and Of Counsel to the law firm of Russo Scamardella & D’Amato since December 2002. With his extensive experience in the legal field, local and national government, and his intimate familiarity with significant portions of our market area, Mr. Molinari brings a unique perspective to the Board on both legal and governmental issues, and provides valuable regulatory and risk management insight to the Board and the Banks.

John M. Tsimbinos.  As the former Chairman of the Board of Roslyn Bancorp, Inc., and the former Chairman of the Board and Chief Executive Officer of TR Financial Corp. and Roosevelt Savings Bank, Mr. Tsimbinos offers a wealth of management experience, business understanding, and knowledge of banking regulations along with a deep understanding of the role of the Board of Directors. Mr. Tsimbinos’ prior experience as a senior executive officer of a publicly traded bank holding company also has given him front-line exposure to many of the issues facing the Company as well as extensive valuable experience in overseeing, among other matters, the Company’s banking business.

Ronald A. Rosenfeld.  Mr. Rosenfeld has been a member of the Boards of Directors of the Company, the Community Bank and the Commercial Bank since January 1, 2012, and has served as Chairman of the Advisory Board of the Community Bank’s Ohio Savings Bank division since it was established in December, 2009. Mr. Rosenfeld is the former Chairman of the Federal Housing Finance Board, having served in that position from 2005 through 2008. From 2001 through 2004, he was President of the Government National Mortgage Association. In addition to serving three years as Secretary of Commerce for the State of Oklahoma, Mr. Rosenfeld previously served one year as Deputy Assistant Secretary for Corporate Finance at the U.S. Treasury Department. Before joining the Treasury Department, he spent three years at the Department of Housing and Urban Development, serving as the Deputy Assistant Secretary for Single-Family Housing, Acting Deputy Assistant Secretary for Multi-Family Housing, and General Deputy Assistant Secretary for the Office of Housing-Federal Housing Commissioner. Prior to his career in public service, Mr. Rosenfeld was an executive with the investment banking firms, Prescott, Ball & Turben, Inc. in Cleveland, Ohio, and Zappala & Company in Pittsburgh, Pennsylvania, and the president of a company that developed more than 10,000 apartment units and managed approximately 6,000 apartment units in a six-state region. With his extensive experience in housing and development, corporate finance, and investment banking, Mr. Rosenfeld brings valuable insight to the Board of the Company in overseeing a wide range of banking and real estate matters, and furthers the Board’s objectives of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Banks.

Business Experience of Named Executive Officers Who are Not Directors

Thomas R. Cangemi.  Senior Executive Vice President and Chief Financial Officer of the Company and the Community Bank since April 5, 2005, and Senior Executive Vice President and Chief Financial Officer of the Commercial Bank since December 30, 2005; Senior Executive Vice President, Capital Markets Group of the Company and the Community Bank from October 31, 2003 to April 5, 2005; Executive Vice President, Capital Markets Group of the Company and the Community Bank from July 31, 2001 to October 31, 2003; Executive Vice President and Chief Financial Officer of Richmond County Financial Corp. and Richmond County Savings Bank from October 1997 to July 2001.

James J. Carpenter.  Senior Executive Vice President and Chief Lending Officer of the Company and the Community Bank since January 1, 2006, and Senior Executive Vice President of the Commercial Bank since December 30, 2005; Executive Vice President and Chief Lending Officer of the Community Bank from February 1, 2005 to December 31, 2005; Executive Vice President and Assistant Chief Lending Officer of the Community Bank from January 1, 2003 to February 1, 2005; Senior Vice President and Mortgage Lending Officer of the Community Bank from November 30, 2000 to January 1, 2003; Senior Vice President responsible for Multi-Family and Commercial Real Estate Lending for Haven Bancorp, Inc. and CFS Bank prior to November 30, 2000.

John J. Pinto.  Executive Vice President and Chief Accounting Officer of the Company and Community Bank since April 5, 2005; Executive Vice President and Chief Accounting Officer of the Commercial Bank since December 30, 2005; First Senior Vice President and Assistant Director of Capital Markets of the Community Bank from November 1, 2003 to April 5, 2005; Senior Vice President and Assistant Director of Capital Markets of the Community Bank from July 31, 2001 to October 31, 2003; Senior Vice President and General Auditor of Richmond County Financial Corp. and Richmond County Savings Bank prior to July 31, 2001.

Meetings and Committees of the Board of Directors

The Board of Directors of the Company conducts its business through periodic meetings and through the activities of its committees. In 2011, the Board held 12 regular monthly meetings, and various standing committees of the Board met another 35 times, for an aggregate of 47 meetings. All incumbent directors of the Company attended at least 75% of the aggregate number of meetings of the Board and committees on which such director served during fiscal year 2011, except for Mr. Farrell, who attended 33 of 46, or 72%, of such meetings. After developing health issues, Mr. Farrell retired from the Board on January 12, 2012. Board members are expected to make reasonable efforts to attend all Board meetings and all meetings of the Board committees on which they serve. Absences are excused only for good cause.

Descriptions of the nature and composition of the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee of the Board of Directors follow:

Audit Committee.  The Audit Committee of the Board consists of Messrs. Levine (Chairman), Kupferberg, Frederick, Rosenfeld, and Ciampa, all of whom meet the independence criteria for audit committee members in accordance with the listing standards of the New York Stock Exchange and the rules of the SEC. Mr. Ciampa is an ex officio member of the Audit Committee. The Board of Directors has determined that Mr. Levine is an “audit committee financial expert” under the rules of the SEC. The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities, including with respect to review and, as applicable, approval of (1) the integrity of the Company’s financial statements; (2) the Company’s compliance with applicable legal and regulatory requirements; (3) the independent registered public accounting firm’s qualifications and independence; (4) the performance of the Company’s internal audit function and independent auditors; (5) the system of internal controls relating to financial reporting, accounting, legal compliance, and ethics established by management and the Board; and (6) the Company’s internal and external auditing processes. This Committee meets with the Company’s and the Community and Commercial Bank’s internal auditors to review the performance of the internal audit function. The Audit Committee met thirteen (13) times in 2011. A detailed list of the Committee’s functions is included in its written charter adopted by the Board of Directors, a copy of which is available free of charge on the corporate governance pages within the Investor Relations portion of our website at www.myNYCB.com, and is available in print to any shareholder who requests a copy.

Nominating and Corporate Governance Committee.  The Company’s Nominating and Corporate Governance Committee consists of Messrs. Levine (Chairman), Dahya, Kupferberg, Molinari, Tsimbinos, Rosenfeld, Mrs. Clancy, and Dr. Frederick, all of whom are independent in accordance with the listing standards of the New York Stock Exchange. The Committee considers and recommends the nominees for director to stand for election at the Company’s Annual Meeting of Shareholders.

In evaluating and recommending nominees for positions on the Board of Directors, the Nominating and Corporate Governance Committee may, but is not required to, consider nominees proposed by management, and will also consider nominees recommended by shareholders. Upon receipt of a nomination, the Committee evaluates a candidate based on, among other things, criteria identified by the Board from time to time, including factors relative to the overall composition of the Board and such other factors as the Committee deems appropriate, such as a potential candidate’s business experience, specific areas of expertise, skill, and background. When identifying nominees to serve as director, the Nominating and Corporate Governance Committee seeks to create a Board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge, and corporate governance. Upon approval of a nominee, the Nominating and Corporate Governance Committee recommends that the Board select such candidate for appointment to fill a vacancy and/or for nomination to be elected by the Company’s shareholders. The procedures to be followed by shareholders in recommending director candidates to the Nominating and Corporate Governance Committee are included in this proxy statement. See “Corporate Governance – Procedures to be Followed by Shareholders in Recommending Director Candidates.”

The Nominating and Corporate Governance Committee held two (2) meetings during 2011. The Nominating and Corporate Governance Committee acts under a written charter adopted by the Board of Directors, a copy of which is available, free of charge, on the corporate governance pages within the Investor Relations portion of the Company’s website at www.myNYCB.com, and is available in print to any shareholder who requests a copy.

Compensation Committee.  The Compensation Committee of the Board of Directors consists of Mrs. Clancy (Chairperson) and Messrs. Kupferberg, Levine, and Ciampa all of whom are independent in accordance with the listing standards of the New York Stock Exchange. Mr. Ciampa is an ex officio member of the Compensation Committee. This committee meets to establish compensation for the executive officers and to review the Company’s incentive compensation programs when necessary. See “Compensation Discussion and Analysis” for further information on the Company’s processes and procedures for the consideration and determination of executive and director compensation. The Compensation Committee met five (5) times in 2011, including two executive sessions attended by Committee members only. The Compensation Committee acts under a written charter adopted by the Board of Directors, a copy of which is available, free of charge, on the corporate governance pages within the Investor Relations portion of the Company’s website at www.myNYCB.com, and is available in print to any shareholder who requests a copy.

Consistent with new SEC disclosure requirements, the Compensation Committee has assessed the Company’s compensation programs and has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. Our internal risk management officer has also assessed the Company’s executive and broad-based compensation and benefits programs to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. This risk assessment process included a review of program policies and practices; a program analysis to identify risk and risk control related to the programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, risk control, and the support of the programs and their risks to company strategy. Although we reviewed all compensation programs, we focused on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout.

Based on the foregoing, we believe that our compensation policies and practices do not create inappropriate or unintended significant risk to the Company as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks; are compatible with effective internal controls and our risk management practices; and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Attendance at Annual Meetings.  The Board of Directors expects all directors to attend the Annual Meeting of Shareholders. All of the then current Board members attended the 2011 Annual Meeting of Shareholders held on June 2, 2011.

Directors’ Compensation

The following table provides details of the 2011 compensation received by non-employee directors of the Company. Directors who are also employees do not receive separate compensation for service on the Board. The table excludes perquisites, which did not exceed $10,000 in the aggregate for any director.

Non-Employee Directors	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Dominick Ciampa	260,000	461,500	25,168	746,668
Maureen E. Clancy	90,000	—	168	90,168
Hanif Dahya	122,500	184,600	16,168	323,268
Robert S. Farrell	95,500	—	168	95,668
William C. Frederick, MD	103,500	—	168	103,668
Max L. Kupferberg	189,500	—	168	189,668
Michael J. Levine	316,700	276,900	21,168	614,768
Hon. Guy V. Molinari	85,000	—	1,043	86,043
John M. Tsimbinos	212,000	—	168	212,168

(1)	In accordance with SEC disclosure requirements for equity compensation, the reported amount represents the full grant date fair value of each award calculated in accordance with FASB ASC Topic 718. All 2011 awards were made in the form of restricted stock that vests over a five-year period.

(2)	For all directors, except Messrs. Ciampa, Dahya and Levine, the reported amount represents premiums paid under certain life insurance policies maintained by the Company for the benefit of each of the Directors. For Messrs. Ciampa, Dahya and Levine, the reported amount includes life insurance premiums ($168) and dividends received on unvested restricted stock as follows: Mr. Ciampa ($25,000), Mr. Dahya ($16,000), and Mr. Levine ($21,000).

Director Fees.  In 2011, non-employee directors of the Company received an annual retainer of $46,000 and a fee of $2,500 per Board meeting attended. Non-employee directors also received fees ranging from $500 to $2,000 for each committee meeting attended. Committee chairpersons receive fees ranging from $1,000 to $10,000 per meeting. Our Chairman, Mr. Ciampa, receives a quarterly retainer of $65,000. He does not receive Board or committee meeting fees. Mr. Levine, our Audit Committee Chairman, also receives a quarterly retainer of $5,000 for his service in such capacity. Additionally, members of the Mortgage and Real Estate Committee of the Community Bank Board of Directors or the Credit Committee of the Commercial Bank Board of Directors who perform inspections of properties offered as security for the respective Bank’s loans, in accordance with the Community Bank’s and Commercial Bank’s lending policies, also receive a fee of $1,200 per half-day inspection and $1,800 per full-day inspection.

Directors’ Deferred Fee Plan.  The Community Bank maintains a deferred fee stock unit plan to provide an opportunity for those members of the Board of Directors of the Community Bank who were active in such capacity on the effective date of the plan to defer the receipt of fees otherwise currently payable to them, in exchange for the receipt (at the time they cease to serve as directors) of shares of the Company’s Common Stock having a value equal to the amount of such deferred benefit, thus providing the Community Bank with the use of the funds for business activities. The deferral of fees under the plan applies to all fees received by directors, including regular meeting fees, special meeting fees, and committee fees.

Outside Directors’ Consultation and Retirement Plan.  The Community Bank maintains the Outside Directors’ Consultation and Retirement Plan to provide benefits to certain outside directors who served on the board of Queens County Savings Bank to ensure their continued service and assistance in the conduct of the Community Bank’s business. Under the plan, a director who is not currently an officer or employee of the Community Bank and who has served as a director for at least ten years (with credit given for prior service as a trustee of the Community Bank), has attained the age of 65, and agrees to provide continuing consulting services to the Community Bank, will be eligible, upon retirement, to receive an annual benefit equal to the average of the director’s annual retainer and meeting fees over the 36-month period preceding the director’s termination date, for a period equal to the lesser of the number of months for which such director agrees to provide consulting services after retirement, or ten years. The plan is unfunded. Directors Ciampa and Kupferberg are the only current directors who participate in the plan.

Life Insurance.  The Company provides group-term life insurance coverage for non-employee directors of the Banks and the Company.

Director Stock Compensation.  Non-employee directors also participate from time to time in the Company’s stock compensation programs. In 2011, Messrs. Ciampa, Dahya, and Levine were awarded shares of restricted stock that vest over five years.

Compensation Committee Interlocks and Insider Participation.  No executive officer of the Company, the Community Bank, or the Commercial Bank serves, or has served, as a member of the compensation committee of another entity, one of whose executive officers serves on the Compensation Committee of the Company, the Community Bank, or the Commercial Bank. No executive officer of the Company, the Community Bank, or the Commercial Bank serves, or has served, as a director of another entity, one of whose executive officers serves on the Compensation Committee of the Company, the Community Bank, or the Commercial Bank.

COMPENSATION DISCUSSION AND ANALYSIS

We are pleased to provide our shareholders with an overview and analysis of the compensation programs in which the following executive officers (our “named executive officers”) participate and the process we use to make specific compensation decisions for our named executive officers:

•	Joseph R. Ficalora, President and Chief Executive Officer;

•	Robert Wann, Senior Executive Vice President and Chief Operating Officer;

•	Thomas R. Cangemi, Senior Executive Vice President and Chief Financial Officer;

•	James J. Carpenter, Senior Executive Vice President and Chief Lending Officer; and

•	John J. Pinto, Executive Vice President and Chief Accounting Officer.

Our Company in 2011

The Company has been, and remains, one of the top performing companies in the industry generally and relative to its peer group. In 2011, we met the challenges of a difficult operating environment with a strong financial performance, highlighted by solid earnings, greater efficiency, increased loan production, above average asset quality, and a strong capital position. In the face of continuing economic weakness, a prolonged low interest rate environment, and the burdens of increased regulation, our 2011 performance solidified our position as a strong and profitable financial institution that ranks among the nation’s largest by assets and deposits and enjoys a brand that is well regarded in the markets we serve. As of December 31, 2011, the Company had $42 billion in assets, ranking 21st among U.S. bank holding companies, and a market capitalization of $5.4 billion, ranking 16th among publicly traded banks and thrifts.

In 2011, we continued to rely on a business model that focuses on building value for our shareholders:

•	Maintaining our status as a leading producer of multi-family loans;

•	Maintaining strong credit standards and superior asset quality;

•	Expanding our mortgage banking platform;

•	Maintaining the efficiency of our operations; and

•	Growing through strategic acquisitions.

The following were among the financial highlights of the Company’s 2011 performance:

•	Solid profitability, reflected in a 1.23% return on average tangible assets and a 15.89% return on average tangible shareholders’ equity;

•	Continued improvement in asset quality, with a 47.8% decline in the balance of non-performing non-covered loans from the balance at December 31, 2010;

•	A significant increase in loan production to a total volume of $16.1 billion a new high for the Company including loans held-for-investment of $9 billion;

•	Strong capital levels, with tangible equity standing at 7.95% at the end of 2011; and

•	An efficiency ratio of 40.67%, reflecting a level that puts the Company in the top tier of U.S. banks and thrifts.

2011 Executive Compensation Highlights

The results of our 2011 executive compensation program reflected our success in a challenging operating environment as our executive management team continued to implement our business strategy. Our talented executive management team, led by our President and Chief Executive Officer, Joseph R. Ficalora, was crucial to our ability to implement our strategic plan and achieve success in 2011. We believe a contributing factor toward the strength of our 2011 results is the alignment of management’s compensation with our financial performance.

The following are the highlights of our 2011 executive compensation program:

•

Our shareholders provided the Company with a positive advisory vote on the Company’s executive compensation program in their first opportunity to cast a “say on pay” vote. In addition, shareholders expressed their support for maintaining the “say-on-pay” vote on a triennial schedule, a timetable favored by the Compensation Committee as a means of ensuring stability in the structure of the program and providing the Committee with a meaningful opportunity to gauge its effectiveness over several years.

•

The Compensation Committee reviewed and updated the performance metrics applicable to our short- and long-term incentive awards to ensure that the measures continue to support the attainment of operational objectives that are critical to the Company’s success in the current economic environment and that reflect sound risk management. The metrics established for 2011 included the following: (i) return on average assets, (ii) efficiency ratio, (iii) net loan charge-offs as a percentage of average loans; and (iv) Tier 1 capital ratio.

•

Based on our rank as a top performer relative to our peers, our named executive officers received short- and long-term incentive awards at the maximum of the range of incentive compensation opportunities established by the Compensation Committee, positioning total compensation, on average, at the 55th percentile of our peer group.

•

All long-term incentive awards were made in the form of restricted stock that vests over a five-year period. We believe this structure encourages our executives to have an ownership perspective aligned with the long-term interests of our shareholders and ensures retention of our executive team through a multi-year vesting schedule.

•

Consistent with our long-standing emphasis on variable pay, and our practice of infrequent adjustments to base salary, our named executive officers, other than our President and Chief Executive Officer, received modest salary increases averaging seven percent. This increase was the first base salary adjustment for these officers in three years. Our President and Chief Executive Officer specifically declined a salary increase to maintain the share of his 2011 total compensation determined solely by reference to the Company’s performance. Salary increases for the other named executive officers were intended to recognize individual performance and maintain a competitive balance relative to the peer group.

•	The Compensation Committee reviewed and updated the peer group we use to provide a benchmark for our executive compensation review and to evaluate our relative performance. The revised peer group reflects our recent growth and changes due to industry consolidation and the growth of our peers. The peer group was developed with the assistance of the Committee’s independent compensation consultant.

•	Our senior executives continued to maintain a significant portion of their personal wealth in investments in the Company’s stock.

Our Compensation Philosophy

Our executive compensation philosophy is based on four guiding principles:

•

Meeting the Demands of the Market – We compensate our named executive officers and other key members of our management team at competitive levels to position us as the employer of choice among our peers who provide similar financial services in the markets we serve.

•

Aligning with Shareholders – We use equity compensation as a key component of our compensation mix to develop a culture of ownership among our management team and to align their individual financial interests with the interests of our shareholders.

•	Driving Performance – We believe the largest share of the compensation of our named executive officers should depend on the performance of the Company, both on an annual basis and over the long-term.

•

Mitigating Risk – We link incentive compensation to performance in a way that does not encourage unnecessary or excessive risk, and we ensure that the structure of our incentive compensation program is consistent with effective controls and strong corporate governance.

Our philosophy is based on the premise that the success of the Company depends, in large part, on the dedication and commitment of the people we place in key operating positions to drive our business model. Accordingly, we provide the members of our management team with incentives that are tied to the successful implementation of our corporate strategies and that reflect our performance relative to industry peers. At the same time, we recognize that the Company operates in a competitive environment for talent. To enable us to compare favorably with our peers as we seek to attract and retain key personnel, we employ a balanced mix of compensation techniques that enable us to achieve our pay-for-performance goals and ensure appropriate risk mitigation strategies.

The decisions we make with regard to compensation for our key personnel serve a three-fold purpose: to communicate our objectives with regard to the Company’s performance, to influence the decisions they make, and to reward them when we achieve specific results. We believe that communicating the basis upon which each member of management’s performance will be evaluated creates accountability for individual performance within the structure of our business plan.

Components of Executive Compensation

Our compensation program relies on three primary components: (i) base compensation, (ii) equity-based, long-term incentive compensation, and (iii) cash-based, short-term incentive compensation. We meet the objectives of our compensation philosophy by achieving a balance among these three elements that is competitive with our industry peers and creates appropriate incentives for our management team to drive long-term, sustained performance that ultimately delivers value to our shareholders. We structure the mix of total compensation to provide a greater focus on rewards that are performance-based (i.e., annual and long-term incentives), with a greater weight focused on long-term incentives that reward the kind of sustained performance that delivers value to our shareholders. Over the last three years, our program has successfully targeted this balance in the mix of total compensation, producing results, on average, within the following parameters:

	Base Compensation	Annual Cash Incentives	Long-Term Equity Incentives
Chief Executive Officer	21%	26%	53%
Chief Operating Officer	30%	28%	43%
Other Named Executive Officers	32%	21%	47%

To achieve the desired balance, our Compensation Committee works closely with a nationally recognized, independent compensation consultant who provide us with its expertise on competitive compensation practices, help us to benchmark our compensation program to our peers, identify “best practices” in the industry and analyze our pay-for-performance results.

Base Compensation.  Our named executive officers receive base salaries at levels that reflect the role, scope, and complexity of their specific positions. The salaries of our named executive officers are reviewed annually to reflect their performance, to evaluate our competitive position on base pay, and to make any necessary adjustments. However, our emphasis on variable pay has resulted in relatively infrequent salary adjustments for our named executive officers. Our goal is to maintain salary levels for our named executive officers at a level that is generally consistent with base pay received by those in comparable positions at our peer companies and reflective of their individual performance, experience and contributions. Base salaries reflect the “fixed” portion of our total compensation and a reference point for the establishment of incentive compensation opportunities. As part of our salary review process, we obtain peer group information from a variety of sources, including our independent compensation consultant, to help provide context for our decisions.

Long-Term Equity-Based Compensation.  The use of long-term equity-based compensation as a component of our executive compensation program has been a consistent feature of our history as a public company. We have long believed, and we continue to believe, that equity compensation is the best means available to align the long-term financial interests of our key executives with those of our shareholders. Consistent with regulatory principles, we also support the premise that executives with long-term incentives are aligned best with the time horizon of the risk associated with our business.

We use our equity-based compensation program to reward our executives for their outstanding performance and their ability to create and sustain long-term shareholder value. By increasing the equity holdings of our management team, we provide them with a continuing stake in our long-term success which further aligns their interests with our shareholders and serves as a powerful retention factor.

The nature and size of awards under our equity compensation programs are determined by a number of factors, including peer and market practice, our philosophy to provide greater emphasis on equity/long-term compensation, our financial performance relative to our peers and the tax and accounting treatment of specific equity compensation techniques. Our stock plan takes an omnibus approach to equity compensation, providing us with the flexibility to use a variety of compensation techniques as appropriate to meet our desired philosophy. In 2011, we continued our approach to provide grants that focus and reward management for the attainment of financial goals relative to our peer group.

In late 2011, the Company initiated an analysis of the existing equity compensation program and concluded that a new equity plan would be necessary after 2011 to ensure the continued availability of equity compensation for the Company’s long-term incentive program. Based on this analysis, in March 2012, the Compensation Committee recommended to the Board of Directors that, at the 2012 Annual Meeting, shareholders be asked to approve a new equity compensation plan authorizing 19,030,673 shares for new awards. See “Proposal 2, Approval of the New York Community Bancorp, Inc. 2012 Stock Incentive Plan.”

Short-Term Cash-Based Incentive Compensation.  Our compensation strategy is based on the principle that a meaningful share of our senior executives’ total direct compensation (the sum of annual cash and equity compensation) should be attributable to variable pay. We implement this strategy, in part, by providing our named executive officers with an annual cash-based incentive opportunity under our Management Incentive Compensation Plan (“MICP”), which rewards the attainment of annual company-wide financial objectives relative to our peer group. The Compensation Committee has the opportunity to adjust actual bonuses paid based upon individual performance relative to the specific tasks we expect our key personnel to accomplish during the year. The MICP specifies a balance of financial and risk based metrics that we use to compare our performance relative to our peers.

Our objective is to drive annual performance on both a Company and individual basis to the highest attainable levels by establishing threshold, target, and maximum goals tied to increasing levels of incentive compensation. We may also establish individual performance objectives in connection with short-term cash incentive opportunities. Individual objectives are evaluated by considering actual results against specific targeted objectives, whether the objective represented a significant stretch for the individual and the organization, and whether unanticipated circumstances, either positive or negative, affected the outcome. In general, our intent is to provide specific awards based upon predetermined objectives, although the Compensation Committee may exercise negative discretion in the final determination of awards. Under the MICP, in appropriate circumstances, the Compensation Committee may take into account external or extraordinary factors that influenced or affected a specific outcome, whether relating to a corporate or individual target, and make adjustments that reflect an equitable result. However, under the MICP, the Compensation Committee may only make downward adjustments in the award. The Compensation Committee also retains the right to provide cash awards to our named executive officers and other key personnel outside the MICP.

Benchmarking and Peer Group Analysis

A critical element of our compensation philosophy, and a key driver of specific compensation decisions for our executive team, is a comparative analysis of our financial performance and our compensation mix and levels relative to a peer group of similarly sized, publicly traded financial institutions. The key guiding principles of our compensation philosophy are to ensure proper alignment between our performance and compensation relative to peers, and to enable us to attract and retain top talent by providing competitive and appropriate compensation. To monitor our programs and decisions, we annually benchmark our performance against that of our peers to assess the reasonableness of our compensation, ensure proper pay-performance alignment, and establish total compensation opportunities for our named executive officers. Our peer group is selected with the assistance of our independent compensation consultant and reflects commercial banks and thrifts in the continental United States approximating one-half to two and one-half times our asset size. The following 16 financial institutions meeting that criteria were used as our 2011 peer group:

Associated Banc-Corp. (WI)	Hudson City Bancorp, Inc. (NJ)
Astoria Financial Corporation (NY)	Huntington Bancshares, Inc. (OH)
BOK Financial Corporation (OK)	KeyCorp (OH)
City National Corporation (CA)	M&T Bank Corporation (NY)
Comerica Incorporated (TX)	Northern Trust Corporation (IL)
First Citizens BancShares, Inc. (NC)	Peoples United Financial, Inc. (CT)
First Horizon National Corporation (TN)	Synovus Financial Corp. (GA)
First Niagara Financial Group (NY)	Zions Bancorporation (UT)

The peer group is reviewed and updated annually and may change periodically as a result of the Company’s own growth, industry consolidation, and changes in a peer company’s business focus or condition. The 2011 peer group had a median asset size of $30 billion, positioning the Company between the median and the 75th percentile of the group. For 2011, Marshall & Ilsley Corporation, a peer bank in prior years, was deleted from the peer group as a result of its acquisition by a large Canadian bank. Two banks, First Citizens BancShares and First Niagara Financial Group, were added to the peer group as a result of their recent growth. In addition to our consideration of specific peer group information, we consult with a variety of broad-based published compensation surveys that are either industry-specific or geographically relevant to our operations. These surveys include financial institutions of similar size.

Role of the Compensation Committee

The Compensation Committee of the Board of Directors is responsible for discharging the Board’s duties in executive compensation matters. The Committee develops the broad outline of our compensation program and monitors the success of the program in achieving the objectives of our compensation philosophy.

The Committee, which in 2011 included Mrs. Clancy and Messrs. Kupferberg, Levine and Ciampa, all of whom are independent directors, is also responsible for the administration of our compensation programs and policies, including the administration of our cash and equity incentive programs. The Compensation Committee exercises independent discretion in the determination of executive compensation but may seek input from other Board members, consultants, and advisors.

The Committee operates under the mandate of a formal charter that establishes a framework for the fulfillment of the Committee’s responsibilities. The Committee and the Board review the charter periodically to ensure that it is consistent with the Committee’s expected role. Under the charter, the Committee is charged with general responsibility for the oversight and administration of our executive compensation program. The charter vests in the Committee principal responsibility for determining the compensation of the President and Chief Executive Officer, based on the Committee’s evaluation of his performance. The charter also authorizes the Committee to engage consultants and other professionals without management approval to the extent deemed necessary to discharge its responsibilities.

During 2011, the Compensation Committee met five (5) times, including two (2) executive sessions attended by Committee members only.

Role of the Compensation Consultant

The Compensation Committee has sole authority to retain and terminate a compensation consultant and to approve the consultant’s fees and all other terms of the engagement. Since 2005, the Compensation Committee has engaged independent compensation consulting firm Pearl Meyer & Partners (“PM&P”) to benchmark our compensation and performance against our peers and provide expertise in structuring our executive compensation program. From time to time, the Committee also reviews with PM&P developments and trends in the compensation area to ensure that our program is consistent with prevailing practice in our industry. During 2011, PM&P’s services included conducting a comprehensive competitive benchmark review and peer group performance analysis, and analyzing our performance relative to our peer group for the Compensation Committee’s incentive plan determination. PM&P did not provide other services to management or the Company.

Role of Management

Although the Committee is ultimately responsible for executive compensation decisions, information and input from Mr. Ficalora, our President and Chief Executive Officer, is critical to ensuring the Committee and its advisors have the information needed to make informed decisions. Mr. Ficalora provides insight, suggestions, and recommendations regarding executive compensation. Such recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee. Mr. Ficalora meets with the Compensation Committee to discuss his recommendations and also reviews with the Committee his recommendations concerning the compensation of other named executive officers. Although our President and Chief Executive Officer may provide input on his own compensation, during 2011, he did not, consistent with long-standing practice, participate in Committee discussions relating to the determination of his compensation. In such instances, Mr. Ficalora left the meeting to provide an independent opportunity for the Committee to review and discuss his compensation with PM&P.

Perspectives on 2011 Executive Compensation

Alignment of Pay and Performance

In March 2012, PM&P provided the Compensation Committee with an analysis of our performance compared to our peers for the purposes of determining incentive awards. The report was presented to the Compensation Committee and used in finalizing cash and equity awards for the executives.

In April 2012, PM&P conducted a detailed compensation analysis benchmarking our pay levels and pay-for-performance relationship compared to our peers for 2011. The goal of the review was to determine whether our variable pay strategy is successful, i.e., to test the alignment between the Company’s performance and executive pay.

Overall, the PM&P reviews confirmed the continuing efficacy of our pay-for-performance philosophy. Considering the four performance metrics selected by the Committee for our 2011 incentive program, (i) return on average assets, (ii) efficiency ratio, (iii) net loan charge-offs as a percentage of average loans and (iv) Tier 1 capital ratio, we ranked first on average when compared to the 16 companies in our peer group.

The Company’s status as a top performer was directly reflected in the compensation levels of our named executive officers. The PM&P assessment compared our three-year total shareholder return and our President and Chief Executive Officer’s total compensation to that of our peers. The results indicated that our three-year total shareholder return ranked fourth among our peers and that our President and Chief Executive Officer was the third highest paid among peer group chief executive officers on the basis of total direct compensation (base salary, cash incentive compensation, and equity incentive compensation). We believe this data confirms the strong alignment of our pay-for-performance philosophy, the compensation programs we rely on to implement our philosophy, and our actual results. For 2011, on a total direct compensation basis (i.e., cash and equity compensation), our named executive officers ranked in the 55th percentile among our 16 peers, while on a cash compensation basis, our named executive officers ranked in the 75th percentile.

These statistics illustrate the merits of our pay-for-performance strategy, as they demonstrate that the compensation of our named executive officers, which is significantly weighted toward variable pay, compares very favorably to that of our peer group, because the Company’s performance has consistently ranked at or near the top of the peer group, when compared to specific performance metrics, general financial measures, and/or total shareholder return. This review clearly supports the conclusion that our strategy is working and that the compensation of our named executive officers is aligned with our high performance and appropriately positioned based on our performance relative to the performance of our peers.

2011 Base Compensation Review

Consistent with our objective of maintaining the share of variable pay in the total compensation of our named executive officers, the Committee, for the first time in three years, authorized relatively modest salary increases for our named executive officers, other than our President and Chief Executive Officer. The increases averaged seven percent. Our President and Chief Executive Officer specifically declined a salary increase to maintain the share of his 2011 total compensation that was determined solely by reference to the Company’s performance. As adjusted, the Committee determined that the base salaries remained competitive with those of the Company’s peers, and consistent with each officer’s level of responsibility.

2011 Incentive Compensation Awards

Our President and Chief Executive Officer and other named executive officers were all eligible to receive incentive compensation awards in 2011. In 2011, as in prior years, the Committee established specific performance metrics for our short-term cash-based incentive compensation program and our long-term equity-based compensation program that are consistent with the objectives of our business strategy and desire to reinforce sound risk management practices. For 2011, our performance metrics were the Company’s (i) efficiency ratio, (ii) net charge-offs as a percentage of average loans, (iii) return on average assets, and (iv) Tier 1 capital ratio (Tier 1 capital as a percentage of total risk-adjusted assets), and our performance was assessed based on how we performed relative to our peers. We believe this is the best means for assessing our performance since it is objective and compares us equally with other companies similar to us. The Committee also expanded the selection of performance metrics in 2011 to include “return on average assets” in the belief that this metric is directly linked to the creation of long-term shareholder value and is indicative of the financial soundness of the Company’s operations.

Specific award opportunities for the short-term and long-term awards were expressed as a percentage of base pay for each executive, based on competitive market practice and our own philosophy of placing a significant focus on incentive, and particularly long-term equity, compensation. The following tables illustrate the award opportunities for our named executive officers, expressed as a percentage of 2011 base compensation, over the indicated range of performance:

2011 Short-Term Cash-Based Incentive Compensation Award Opportunities

	Threshold	Target	Maximum
Mr. Ficalora	25	100	150
Mr. Wann	18.75	75	112.5
Mr. Cangemi	12.5	50	75
Mr. Carpenter	12.5	50	75
Mr. Pinto	12.5	50	75

2011 Long-Term Equity Incentive Compensation Award Opportunities

	Threshold	Target	Maximum
Mr. Ficalora	44	175	262.5
Mr. Wann	25	100	150
Mr. Cangemi	25	100	150
Mr. Carpenter	25	100	150
Mr. Pinto	25	100	150

At the end of the performance year, the Committee reviews the Company’s average percentile rank of the designated performance metrics compared to the peer group. In order to achieve a threshold award, performance must exceed the 25th percentile of the peer group average; target awards reflect performance at the 50th percentile of the peer group average and maximum awards require a rank better than the 75th percentile of the peer group average performance.

In March 2012, PM&P independently reviewed our 2011 financial results against those of our peer group to determine our rank on a percentile basis for each of the four designated performance metrics. Based on this review, our performance ranked first among our peers on average (i.e., the 100th percentile of the peer group average for the four metrics). Accordingly, with respect to both our cash- and equity-based incentive compensation programs, our President and Chief Executive Officer and other named executive officers were eligible for, and received, awards at the maximum of the range under both programs. The value of specific awards for Mr. Ficalora and the other named executive officers are detailed in the “Executive Compensation and Related Information – Summary Compensation Table” and the “Executive Compensation and Related Information – Grants of Plan-Based Awards” table. All equity awards were made in the form of restricted stock grants that vest over a five-year period.

In making these awards, the Committee specifically noted that the 2011 total direct compensation of the Company’s named executive officers would generally rank each above the market median for officers with similar positions in the Company’s peer group and that this positioning was consistent with the Company’s superior performance, thus validating the Company’s pay-for-performance philosophy.

Other Executive Benefits

Post-Employment Arrangements

We recognize that an important consideration in our ability to attract and retain key executives is our ability to minimize the impact on our management team of the possible disruption associated with our analysis of strategic opportunities. Accordingly, we believe that it is in the best interest of the Company and its shareholders to provide our key executives with reasonable financial arrangements in the event of termination of employment. At present, all of our named executive officers are covered by employment agreements providing specified severance benefits and benefit continuation in the event of their termination without cause or for good reason, disability, and after a change in control. No severance benefits are payable if the executive is terminated for cause or upon the executive’s voluntary termination of employment. The Compensation Committee periodically reviews the terms of the agreements. For additional information regarding these employment agreements, see the section headed “– Potential Post-Termination Payments and Benefits.”

Retirement Benefits; Employee Welfare Benefits

Our principal retirement savings vehicle is our Employee Stock Ownership Plan (“ESOP”). Since our initial public offering in 1993, the ESOP has been a significant source of retirement savings for all our employees, including our named executive officers. The ESOP has also fostered a strong sense among our employees that they are owners with a vested interest in the success of the Company. We also offer our employees a 401(k) plan that enables them to supplement their retirement savings with elective deferred contributions.

Certain of our named executive officers participate in a supplemental retirement benefits plan that was established at the time of our initial public offering to provide benefits with respect to the ESOP that cannot be allocated as a result of applicable Internal Revenue Code limits. Although this plan was frozen in 1999, the plan would provide a restoration benefit to the participants in the event of a change in control. We do not currently offer our named executive officers any other active supplemental executive retirement benefits or other nonqualified deferred compensation programs. For additional information regarding the supplemental retirement benefits plan, see the section headed “– Potential Post-Termination Payments and Benefits.”

In addition to retirement programs, we provide our employees, including our named executive officers, with coverage under medical, dental, life insurance, and disability plans on terms consistent with industry practice. We also provide employees with access to a Section 125 Plan to pay their share of the cost of such coverage on a pre-tax basis.

Perquisites

We provide our named executive officers with limited perquisites to further their ability to promote the business interests of the Company in our markets and to reflect competitive practices for similarly situated officers employed by our peers. The perquisites are reviewed periodically and adjusted as necessary.

Other Considerations

Tax and Accounting Considerations

In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and on an annual basis to ensure that we understand the financial impact of each program on the Company. Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirements. As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences.

To preserve maximum flexibility in the design and implementation of our compensation program, we have not adopted a formal policy that requires all compensation to be tax deductible for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the deductibility of certain compensation paid to our named executive officers. However, to the greatest extent possible, it is our intent to structure our compensation programs in a tax-efficient manner. As currently structured and approved, our incentive programs meet the requirements of performance-based pay pursuant to Internal Revenue Code Section 162(m).

Equity Compensation Grant and Award Practices

Our Compensation Committee considers whether or not to make stock-based awards as part of their annual evaluation of the performance of our named executive officers. However, grants or awards may be made at other times during the year based on specific circumstances such as a new hire, a specific contractual commitment, or a change in position or responsibility. The Compensation Committee considers the recommendations of our President and Chief Executive Officer with respect to awards contemplated for other named executive officers. However, the Committee is solely responsible for the development of the schedule of grants or awards made to the President and Chief Executive Officer and the other named executive officers.

As a general matter, the Compensation Committee’s process is independent of any consideration of the timing of the release of material non-public information, including with respect to the determination of grant dates or stock option exercise prices. Similarly, the Company has never timed the release of material non-public information with the purpose or intent of affecting the value of executive compensation. In general, the release of such information reflects long-established timetables for the disclosure of material non-public information such as earnings releases or, with respect to other events reportable under federal securities laws, the applicable requirements of such laws with respect to the timing of disclosure.

The Company has not granted stock options in recent years. However, in prior periods, we set the exercise price of stock options solely as of the date of Committee action by reference to the applicable provisions of our equity compensation plans.

Stock Ownership Requirements

We have not adopted formal stock ownership requirements for our senior officers and Board members since, as a practical matter, our officers and directors hold significant interests in our stock, which they have accumulated through individual purchases and participation in stock compensation programs. We expect our named executive officers to maintain a significant portion of their personal wealth in the Company’s stock and, historically, our named executive officers have more than met this expectation.

Compensation Committee Report

The Compensation Committee has reviewed the foregoing Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission and discussed it with management. Based on this review and the Committee’s discussions, the Compensation Committee recommended to the Board of Directors that the foregoing Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Maureen E. Clancy, Chair

Max L. Kupferberg

Michael J. Levine

Dominick Ciampa, Ex Officio Member

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation Table

The following information is furnished for the Company’s principal executive officer and principal financial officer and the next three highest compensated executive officers of the Company (the “named executive officers”) for the 2011 fiscal year.

Name and Principal Position	Year	Salary ($)	Stock Awards (1) ($)	Non-Equity Incentive Plan Compensation (2) ($)	All Other Compensation (3) ($)	Total Compensation ($)
Joseph R. Ficalora President and Chief Executive Officer	2011 2010 2009	1,000,000 1,000,000 1,000,000	2,677,526 2,587,500 2,481,000	1,500,000 1,250,000 1,000,000	1,543,640 763,183 460,133	6,721,166 5,600,683 4,941,133
Robert Wann Senior Executive Vice President and Chief Operating Officer	2011 2010 2009	750,000 700,000 700,000	1,147,520 1,035,000 992,400	844,000 750,000 525,000	660,604 402,089 267,864	3,402,124 2,887,089 2,485,264
Thomas R. Cangemi Senior Executive Vice President and Chief Financial Officer	2011 2010 2009	600,000 560,000 560,000	917,990 776,250 793,920	450,000 400,000 280,000	452,025 307,949 227,796	2,420,015 2,044,199 1,861,716
James J. Carpenter Senior Executive Vice President and Chief Lending Officer	2011 2010 2009	525,000 500,000 500,000	803,225 690,000 694,680	394,000 300,000 250,000	402,659 267,430 209,423	2,124,884 1,757,430 1,654,103
John J. Pinto Executive Vice President and Chief Accounting Officer	2011 2010 2009	400,000 330,000 330,000	612,015 483,000 413,500	300,000 250,000 165,000	227,172 221,735 108,618	1,539,187 1,284,735 1,017,118

(1)	In accordance with SEC disclosure requirements for equity compensation, the reported amount represents the aggregate grant date fair value of each award calculated in accordance with FASB ASC Topic 718. All 2011 awards were made in the form of restricted stock that vests over a five-year period. See “– Compensation Discussion and Analysis” and the “– Grants of Plan-Based Awards” table for additional information concerning the 2011 awards.

(2)	Represents an award for 2011 performance under the Company’s Management Incentive Compensation Plan. See “– Compensation Discussion and Analysis” and the “– Grants of Plan-Based Awards” table for additional information concerning the 2011 awards.

(3)	The following table sets forth the components of the All Other Compensation column in 2011:

Name	Dividends on Unvested Restricted Stock ($)	Medical Reimbursement ($)	Tax Reimbursement (a) ($)	Life Insurance Imputed Income ($)	ESOP Allocation (b) ($)	Total ($)
Mr. Ficalora	467,533	9,663	1,026,070	30,293	10,081	1,543,640
Mr. Wann	162,750	5,847	471,988	9,938	10,081	660,604
Mr. Cangemi	127,400	6,305	306,035	2,204	10,081	452,025
Mr. Carpenter	113,950	—	276,330	2,298	10,081	402,659
Mr. Pinto	70,750	—	145,084	1,257	10,081	227,172

(a)	Each named executive officer received a payment authorized by the Compensation Committee to enable the officer to satisfy tax obligations related to the vesting of restricted stock awarded in prior years. The payment was intended to encourage each officer to maximize their retention of Company stock.

(b)	The value of the ESOP allocation is based on the $12.37 per share closing price of the Common Stock on the allocation date, December 31, 2011.

Grants of Plan-Based Awards

The following table provides information concerning the 2011 award opportunities for the named executive officers under the Company’s non-equity and equity incentive plans.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			Grant Date Fair Value of Stock Awards (3) ($)
	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Mr. Ficalora	250,000	1,000,000	1,500,000	438,000	1,750,000	2,625,000	2,677,526
Mr. Wann	131,000	525,000	788,000	175,000	700,000	1,050,000	1,147,520
Mr. Cangemi	70,000	280,000	420,000	140,000	560,000	840,000	917,990
Mr. Carpenter	63,000	250,000	375,000	125,000	500,000	750,000	803,225
Mr. Pinto	41,000	165,000	248,000	83,000	330,000	495,000	612,015

(1)	Represents 2011 non-equity incentive award opportunity levels under the Company’s Management Incentive Compensation Plan. In 2012, the named executive officers were eligible for awards at the maximum level based on the performance of the Company. The awards were made on March 13, 2012.

(2)	Represents 2011 equity incentive compensation award opportunity levels under the 2006 Stock Incentive Plan. In 2011, the named executive officers were eligible for awards at the maximum level based on the performance of the Company. The awards were made on March 13, 2012.

(3)	Represents the grant date fair value determined in accordance with FASB ASC Topic 718 of the actual 2011 equity incentive plan awards. The awards were made on March 13, 2012 in the form of restricted stock that will vest over a period of five years.

Options Exercised and Stock Vested

The following table provides information concerning stock option exercises and restricted stock vesting for the named executive officers during the 2011 fiscal year.

	Option Exercises		Restricted Stock Vesting
	Shares Acquired on Exercise	Value Realized on Exercise ($)	Shares Acquired on Vesting	Value Realized on Vesting ($) (1)
Mr. Ficalora	—	—	70,000	1,193,900
Mr. Wann	—	—	35,000	595,490
Mr. Cangemi	—	—	28,200	480,470
Mr. Carpenter	35,556	168,891	25,400	432,714
Mr. Pinto	—	—	15,000	255,480

(1)	The value realized on vesting is based on the value of the Company’s Common Stock on the applicable vesting dates (March 31, April 4, and April 28, 2011). The value realized on vesting is also the amount realized as 2011 income by each named executive officer.

Outstanding Equity Awards at Fiscal Year-End

The following table provides certain information with respect to the number of shares of Common Stock represented by outstanding stock options and outstanding restricted stock awards held by the named executive officers as of December 31, 2011. All stock options are fully exercisable. The market value of unvested restricted stock is based on the $12.37 closing price of the Common Stock on December 31, 2011.

	Number of Securities Underlying Exercisable Options (#) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)
Mr. Ficalora	1,262,511 266,667 373,333	15.4125 13.8450 16.0575	01/24/12 07/24/12 01/21/13	375,000	4,638,750

Mr. Wann	533,512 266,667 342,885	15.4125 13.8450 16.0575	01/24/12 07/24/12 01/21/13	169,000	2,090,530

Mr. Cangemi	—	—	—	131,600	1,627,892

Mr. Carpenter	21,333 20,000	16.0575 23.4975	01/21/13 09/16/13	117,600	1,454,712

Mr. Pinto	42,667 21,333 36,000 20,000	13.8450 16.0575 23.4975 18.1700	07/24/12 01/21/13 09/16/13 04/05/15	74,000	915,380

(1)	Messrs. Ficalora and Wann held stock options that were reported in prior years and that expired unexercised on December 21, 2011. In addition, Messrs. Ficalora and Wann held stock options that expired unexercised on January 24, 2012.

Pension Benefits

The following table provides certain information, as of December 31, 2011, with respect to each pension plan that provides for payments or other benefits to the named executive officers at retirement. (1)

	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)
Mr. Ficalora	Supplemental Retirement Plan	33	2,582,189

Mr. Wann	Retirement Plan	17	454,816
	Supplemental Retirement Plan	17	133,300

Mr. Cangemi	Retirement Plan	0.4	5,658

Mr. Carpenter	Retirement Plan	9	113,470

Mr. Pinto	Retirement Plan	—	—

(1)	The Retirement Plan, a tax-qualified defined benefit pension plan, and the related Supplemental Retirement Plan were frozen by the Company in 1999. Subsequent to the plan freeze, the similarly frozen pension plans of financial institutions acquired by the Company were merged into the Company’s frozen plan. The indicated benefit represents the present value of the executive’s accumulated benefit as of the date the plans were frozen. All amounts accrued by the Company with respect to the Plans subsequent to the freeze date reflect the effect of actuarial adjustments and do not increase the Executive’s benefit. Mr. Pinto did not participate in either plan. Mr. Ficalora received an in-service distribution of his Retirement Plan Benefit in 2009.

Non-Qualified Defined Contribution Plan Benefits

The following table represents the value of the executive’s account balance at December 31, 2011 under the ESOP-related provisions of the Company’s Supplemental Executive Retirement Plan.

Value of Aggregate Balance at Last Fiscal Year-End (1) ($)
Mr. Ficalora	8,877,998
Mr. Wann	2,215,343

(1)	The plan, which was frozen as to annual allocations in 1999, credited the executives with shares of the Company’s Common Stock that could not be allocated to them directly under the Company’s ESOP as a result of applicable federal tax limitations. No annual allocations have been made since 1999. Messrs. Ficalora and Wann have 717,704 and 179,090 shares, respectively, allocated to their accounts under the frozen plan. Messrs. Cangemi, Carpenter, and Pinto did not participate in the plan prior to the freezing of annual allocations. The value presented is based on the closing price of $12.37 for the Common Stock on December 31, 2011. The share totals reflect the cumulative effect of nine stock splits in the form of stock dividends since the Company’s initial public offering in 1993 and also include shares credited as a result of dividend reinvestment. For additional information regarding the plan, see “– Potential Post-Termination Payments and Benefits” below.

Potential Post-Termination Payments and Benefits

Severance Under Employment Agreements

The Company maintains employment agreements with its Chief Executive Officer and other named executive officers. The agreements, which are identical in form, provide for an initial three-year term and daily extension so that the contract term is always three years from the then-current date, unless either party provides written notice of non-renewal or termination, at which time the expiration date becomes fixed at three years from the date of notice or termination. The employment agreements also provide for the payment and annual review of base salary, the provision of employee benefits applicable to executive personnel, and eligibility to participate in incentive and stock-based compensation programs. The employment agreements allow the Company to terminate the executive’s employment for cause, as defined in, and subject to, procedures outlined, in the agreements. The executive receives no further payments or benefits under their agreement following a termination for cause. Upon the executive’s voluntary termination or death, the executive or his estate would receive only base salary and other compensation or benefits earned through the date of termination.

Under the agreements, the Company has the right to terminate the executive’s employment if he becomes disabled. Upon the executive’s termination of employment by reason of his disability, the executive’s full base salary would be continued through the date the executive begins to receive benefits under the Company’s long-term disability program. When the executive begins to receive long-term disability benefits, the Company is obligated to (i) continue paying the executive the difference between 60 percent of his base salary and the long-term disability benefit, and (ii) continue the executive’s employee benefits through the date the agreement would have otherwise expired.

Each executive may also terminate employment under the agreements for good reason (i.e., under circumstances outlined in the agreement and equivalent to constructive termination), and the Company may also terminate the executive without cause. Upon termination for good reason or termination without cause, the executive receives a lump sum benefit equal to the sum of base salary and other compensation earned through the termination date, plus the executive’s pro rata share of his annual incentive compensation for the year of termination determined by reference to the highest annual aggregate annual amounts of bonuses or other cash incentive compensation paid to the executive in any of the three calendar years preceding termination of employment. The executive also becomes entitled to a lump sum payment equal to the sum of (i) three times the highest total compensation paid to the executive during the three preceding years, including bonuses, cash, and stock compensation, and other amounts reported on the executive’s Form W-2 (but excluding income realized from the exercise or disqualifying disposition of stock options); and (ii) three times the average amount contributed by, or allocated to, the executive under all tax-qualified benefit plans during the three preceding years. The executive also receives continued medical, dental, and life insurance benefits for a period of thirty-six months following termination of employment. In addition, if the executive’s termination of employment for good reason or without cause occurs on or after the effective date of a change in control, as defined in the agreement, all stock awards and stock options will accelerate and vest in full as of the executive’s termination date.

If the executive terminates employment due to disability or death within one year after the occurrence of a change in control or within one year after the commencement of preliminary steps leading to an eventual change of control, with the actual change in control taking place within two years after the executive’s termination of employment, the executive or his estate will receive the severance benefits described above, in the same manner as if the executive had terminated employment with good reason.

Section 280G of the Internal Revenue Code of 1986 provides that payments or benefits contingent upon a change in control that exceed three times an executive’s “base amount” (i.e., three times average annual taxable compensation over the five taxable years preceding the change in control) are “excess parachute payments.” Under Section 4999 of the Code, an executive who receives an excess parachute payment is subject to a 20% excise tax on the amount received in excess of the base amount, and the Company is unable to deduct a corresponding amount. In the event that any payments or benefits provided to the executives are subject to the excise tax, the employment agreements provide the executives with indemnification for these excise taxes and any additional income, employment, and excise taxes imposed as a result of the initial indemnification.

The following table summarizes the estimated severance payments and benefits available to the executives under their employment agreements in the event of their termination of employment as of December 31, 2011 in the indicated circumstances:

	Termination Without Cause or For Good Reason ($)	Disability (1) ($)	Code Section 4999 Indemnification (2) ($)
Joseph R. Ficalora
Cash severance	11,068,953	1,550,000	11,347,840
In-kind benefits	29,156

Robert Wann
Cash severance	5,989,823	1,050,000	4,362,555
In-kind benefits	29,156

Thomas R. Cangemi
Cash severance	4,303,589	750,000	2,518,900
In-kind benefits	44,280

James J. Carpenter
Cash severance	3,638,690	600,000	2,059,085
In-kind benefits	44,280

John J. Pinto
Cash severance	2,782,967	350,000	847,831
In-kind benefits	15,172

(1)	Represents an undiscounted aggregate benefit of 100% base salary continuation for six months after termination by reason of disability and 60% base salary continuation for an additional 30 months reduced by the maximum annual long-term disability payments under the Company’s disability plan ($180,000).

(2)	The estimated Section 4999 tax indemnification payment applies only if the executive’s termination severance payments and benefits, when aggregated with other payments and benefits made or provided in connection with the change in control, results in an excess parachute payment under Section 280G of the Code. Absent a change in control of the Company (within the meaning of Section 280G), no amount would be payable as tax indemnification if the executive’s employment were terminated in circumstances that give rise to a severance obligation. The calculation of the indemnification benefit takes into account excess parachute payments triggered under plans or arrangements other than the employment agreements.

Accelerated Vesting of Restricted Stock Awards

In the event of a change in control of the Company (as defined in our 2006 Stock Incentive Plan), all unvested shares of restricted stock held by our named executive officers would vest. If a change in control had occurred on December 31, 2011, the value of the shares (based on a closing price of $12.37) subject to acceleration would have been as follows: Mr. Ficalora ($4,638,750); Mr. Wann ($2,090,530); Mr. Cangemi ($1,627,892); Mr. Carpenter ($1,454,712); and Mr. Pinto ($915,380).

Supplemental Change-in-Control ESOP Benefit

The Company maintains a nonqualified supplemental plan in connection with the ESOP that was designed to provide certain of our officers with benefits that cannot be allocated to them directly through the ESOP as a result of certain limitations under the Internal Revenue Code. Messrs. Ficalora and Wann have participated in the plan since 1993. The plan was amended in December 2002 to add Mr. Cangemi as a participant but only with respect to the separate change in control provision described below. The supplemental plan was frozen in 1999 with respect to annual allocations. However, in the event of a change in control of the Company (as defined in the plan), Messrs. Ficalora, Wann, and Cangemi, the only named executive officers participating in the plan, would be credited with the value of the allocations they would have received under the plan had it been in effect on an annual basis since 1999 (2002 for Mr. Cangemi). The account balance would also be adjusted to reflect stock and reinvested cash dividends payable over the same period. Assuming a change in control had occurred at December 31, 2011, the value of the additional benefits payable under the plan (based on a closing price of $12.37) are estimated to be as follows: Mr. Ficalora ($7,113,740), Mr. Wann ($1,390,673), and Mr. Cangemi ($525,898).

OTHER INFORMATION RELATING TO DIRECTORS AND EXECUTIVE OFFICERS

Transactions with Certain Related Persons

The federal banking laws require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, and follow substantially the same credit underwriting procedures as those prevailing at the time for comparable transactions with other persons, and must not involve more than the normal risk of repayment or present other unfavorable features. The Community Bank, from time to time, may make mortgage loans to its directors, officers, and employees, including consumer loans or loans to purchase or refinance personal residences, and may make loans secured by income-producing properties to entities in which a director or officer has an ownership or, in the case of directors, a management interest, provided that all such loans are made in accordance with federal banking laws and are made in the ordinary course of business; do not involve more than normal risk of collectability, or present other unfavorable features; and are made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the same time for comparable transactions with unaffiliated persons.

From time to time, in accordance with written policies, the Board of Directors reviews a summary of the Company’s transactions with directors and executive officers of the Company and with firms that employ directors, as well as any other related-person transactions, for the purpose of recommending to the disinterested members of the Board of Directors that the transactions are fair, reasonable, and within Company policy, and should be ratified and approved. The Board of Directors also reviews any transactions reported to the Board by the Company’s Corporate Secretary that are required to be reported under SEC regulations. Additionally, in accordance with federal regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of the Company’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Further, pursuant to the Company’s Code of Business Conduct and Ethics and other business standards applicable to them, all executive officers and directors of the Company must disclose any existing or emerging conflicts of interest to the Chief Executive Officer. Such potential conflicts of interest include, but are not limited to, any position or interest, financial or otherwise, which could materially conflict with an executive officer’s or director’s performance or which affects such executive officer’s or director’s independence or judgment concerning transactions between the Company, its customers, suppliers, or competitors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors, and greater than 10% shareholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of copies of the reports of ownership furnished to the Company, or written representations that no other reports were required, the Company believes that during the 2011 fiscal year, its executive officers and directors complied with applicable reporting requirements for transactions in the Company’s Common Stock, except that four transfers of Common Stock from Mr. Dahya to his wife that occurred during the years ended December 31, 2008, 2009 and 2010 were not reported until January 5, 2012.

AUDIT-RELATED MATTERS

Audit Committee Report to Shareholders

The Audit Committee of the Company’s Board of Directors is composed of Messrs. Levine, Kupferberg, Rosenfeld, Ciampa, and Dr. Frederick, all of whom are non-employee, independent directors, and operates under a written charter adopted by the Board of Directors.

The Company’s management is responsible for the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The independent registered public accounting firm is also responsible for issuing an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm for 2011. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board (United States), and has discussed with the independent registered public accounting firm, its independence from the Company and its management. In concluding that the independent registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the independent registered public accounting firm in 2011 were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its 2012 audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting process.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, which, in its reports, expresses an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles and an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal control over financial reporting designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), or that the Company’s independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC. The Audit Committee and the Board of Directors also have approved, subject to shareholder ratification, the selection of the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2012.

The Audit Committee

Michael J. Levine, Chairman

Max L. Kupferberg

William C. Frederick, M.D.

Ronald A. Rosenfeld

Dominick Ciampa, Ex Officio Member

Audit and Non-Audit Fees

The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company’s consolidated financial statements for fiscal 2011 and 2010, and fees billed for audit-related services, tax services, and all other services rendered by KPMG LLP for fiscal 2011 and 2010.

	Year Ended
	2011		2010
Audit Fees	$1,497,500	(1)(2)	$1,341,000	(1)
Audit-Related Fees	$234,500	(3)	$554,533	(3)(4)
Tax Fees	$32,213	(5)	$60,023	(5)(6)
All Other Fees	$1,716	(7)	$1,716	(7)

(1)	Includes fees billed for professional services rendered in connection with the audit of the Company’s annual financial statements, the review of its financial statements included in the Company’s quarterly reports, and the Sarbanes-Oxley Section 404 attestation.

(2)	Includes fees billed for professional services rendered in connection with the Company’s compliance with major U.S. Department of Housing and Urban Development-assisted programs.

(3)	Includes fees billed for professional services rendered in connection with audits of the Company’s stock ownership, employee benefit, and retirement plans’ financial statements and the audit of Company’s compliance with certain provisions of FDIC acquisition agreements.

(4)	Includes fees billed for professional services rendered in connection with the audit of the AmTrust Bank division’s IT control environment, and the assessment of model validation of certain risk models used in the Company’s mortgage banking business, and a risk assessment of the AmTrust Mortgage Banking division.

(5)	Includes fees for professional services rendered in connection with tax services relating to certain state and local tax matters, and tax audit support services.

(6)	Includes fees for professional services rendered in connection with an acquisition cost recovery analysis performed by the Company.

(7)	Includes fees rendered in connection with KPMG Accounting Research Online renewal of license for June 30, 2011 to June 30, 2012.

PROPOSAL 2.

APPROVAL OF THE NEW YORK COMMUNITY BANCORP, INC.

2012 STOCK INCENTIVE PLAN

At the Annual Meeting, our shareholders will be asked to approve the New York Community Bancorp, Inc. 2012 Stock Incentive Plan (the “2012 Plan”). The 2012 Plan was adopted by our Board of Directors on April 17, 2012, subject to stockholder approval.

The purposes of the 2012 Plan are to:

•	align the interests of our shareholders and recipients of awards under the 2012 Plan by increasing the economic interest of such recipients in the Company’s growth and success;

•	advance the interests of the Company by attracting and retaining officers, other employees, non-employee directors, and other service providers; and

•	encourage such persons to act in the long-term best interests of the Company and its shareholders.

Under the 2012 Plan, the Company may grant the following types of awards:

•	performance awards that can be settled in stock or cash;

•	restricted stock and restricted stock units (“Stock Awards”);

•	“incentive stock options” (within the meaning of Section 422 of the Internal Revenue Code);

•	non-qualified stock options; and

•	stock appreciation rights (“SARs”).

As of April 9, 2012, 3,690 employees of the Company and its subsidiaries and 10 non-employee directors of the Company would be eligible to participate in the 2012 Plan; however, participation in our long-term incentive plans has historically been limited to certain senior-level employees and, from time to time, our non-employee directors. Upon approval of the 2012 Plan, no additional awards will be granted under the New York Community Bancorp, Inc. 2006 Stock Incentive Plan (referred to in this proposal as the “Prior Plan” or the “2006 Stock Incentive Plan”).

Plan Highlights

Key features of the 2012 Plan include the following:

•	The 2012 Plan will be administered by a committee of the Board comprised entirely of independent directors.

•

Under the 2012 Plan, the maximum number of shares of the Company’s Common Stock available for awards is (i) 18,000,000 shares plus (ii) up to 1,030,673 shares not subject to awards under the Prior Plan as of the date of the Annual Meeting.

•	Options and SARs granted under the 2012 Plan may not be repriced without shareholder approval.

•	The exercise price of options and the base price for SARs granted under the 2012 Plan may not be less than the fair market value of a share of Common Stock on the date of grant.

•	The 2012 Plan includes “double-trigger” provisions for the acceleration of vesting of equity awards after a change in control of the Company.

•

While the 2012 Plan is primarily designed as a vehicle for the delivery of long-term equity compensation, it may, consistent with the terms of the plan, be used to fund our annual cash incentive program. This approach will enhance the efficiency of our programs and provide consistency in the administration and interpretation of our programs.

We are asking shareholders to approve the 2012 Plan to ensure the continued availability of equity compensation as an essential component of our compensation strategy. We use equity compensation in a targeted manner to link a significant portion of the compensation of our key executives to the attainment of specific performance objectives. Since 2006, nearly all of our stock-based awards have been made in the form of performance awards where the level of the award reflects the attainment of financial performance goals at predetermined levels. Based on our current utilization levels for equity compensation, we will not have sufficient shares to fund our performance-based equity compensation program for 2012 and later years without obtaining stockholder approval for our 2012 Plan.

The 2012 Plan is generally similar to the Prior Plan but reflects our consideration of developments since 2006 regarding best practices in corporate governance and the delivery of equity compensation. These include (i) a fixed limit on the number of shares available for grant and size of annual awards, (ii) a carefully considered share limit that reflects our reasonable use of equity compensation as measured by the “overhang” of our equity program relative to our shares outstanding and other measures that consider the impact of the plan on our existing shareholders such as our annual share utilization or “burn rate”, (iii) anti-dilutive share counting procedures, and (iv) the use of an independent committee to administer the plan. Taking into account these factors, stockholder approval of the 2012 Plan will ensure the continuation of our current equity program at current levels over the next five to seven years while anticipating our future needs as a high-performing, growth-oriented company.

Description of the 2012 Plan

The following description is qualified in its entirety by reference to the plan document, a copy of which is attached to this Proxy Statement as Appendix A and incorporated herein by reference.

Administration.  The 2012 Plan will be administered by a committee designated by the Board of Directors (the “Plan Committee”), consisting of two or more members of the Board. Each member of the Plan Committee must be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act of 1934, as amended (the “Exchange Act”), (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) ”independent” within the meaning of the rules of the NYSE.

Subject to the terms of the 2012 Plan, the Plan Committee will have the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. All awards will be evidenced by an agreement containing provisions that are consistent with the 2012 Plan. The Plan Committee will also have authority to establish rules for administering the 2012 Plan and to decide questions of interpretation or application of any provision of the 2012 Plan. The Plan Committee may, subject to Section 162(m) of the Code, take any action such that in the event of death, disability, a termination of employment or service (1) any outstanding options and SARs will become exercisable in part or in full, (2) all or a portion of a restriction period on any Stock Award will lapse, (3) all or a portion of any performance period applicable to any restricted stock, restricted stock units, or performance awards will lapse, and (4) any performance measures applicable to any outstanding award will be deemed satisfied at the target, maximum, or any other level.

The Plan Committee may delegate some or all of its power and authority under the 2012 Plan to the Board, the Chief Executive Officer, or other executive officer of the Company as the Plan Committee deems appropriate, except that it may not delegate its power and authority to the Chief Executive Officer or any executive officer with regard to awards to persons who are (i) ”covered employees” within the meaning of Section 162(m) of the Code or are likely to become such while an award is outstanding, or (ii) subject to Section 16 of the Exchange Act.

Available Shares.  Under the 2012 Plan, the maximum number of shares of Common Stock available for awards is (i) 18,000,000 shares plus (ii) up to 1,030,673 shares still available for grant under the Company’s 2006 Stock Incentive Plan as of the date of stockholder approval of the 2012 Plan, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, spin-off, or other similar change or event. To the extent that shares of Common Stock subject to an outstanding option, free-standing SAR, or Stock

Award granted under the 2012 Plan are not issued or delivered by reason of (i) the expiration, termination, cancellation, or forfeiture of such award (excluding shares of Common Stock subject to an option cancelled upon settlement of a related tandem SAR or subject to a tandem SAR cancelled upon exercise of a related option), or (ii) the settlement of such award in cash, then such shares of Common Stock will again be available under the 2012 Plan; provided, however, that shares of Common Stock subject to an award under the 2012 Plan will not again be available under this 2012 Plan if such shares are (a) shares that were subject to a stock-settled SAR and were not issued or delivered upon the net settlement of such SAR, (b) shares delivered to, or withheld by, the Company to pay the exercise price or withholding taxes, and (c) shares repurchased by the Company on the open market with the proceeds of an option exercise.

To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code, (i) the maximum number of shares of Common Stock with respect to which options or SARs or a combination thereof may be granted during any fiscal year to any person will be 500,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, spin-off, or other similar change or event, (ii) the maximum number of shares of Common Stock with respect to which Stock Awards or performance awards denominated in Common Stock may be granted during any fiscal year to any person will be 500,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, spin-off, or other similar change or event, or any distribution to holders of Common Stock other than a regular cash dividend, and (iii) the maximum amount that may be payable with respect to performance awards denominated in cash granted during any fiscal year to any person will be $5,000,000.

Eligibility.  Under the 2012 Plan, our officers, other employees, non-employee directors, and other service providers, such as consultants or independent contractors, are eligible to receive awards under the plan. The Plan Committee has discretion to designate awards recipients and the type and terms of awards made to such recipients.

Effective Date, Termination, and Amendment.  The 2012 Plan will become effective only upon approval by our shareholders at the Annual Meeting and will terminate on the tenth anniversary of the effective date, unless earlier terminated by the Board. The Board may amend the 2012 Plan at any time, subject to shareholder approval, if (i) required by applicable law, rule, or regulation, including Section 162(m) of the Code and any rule of the New York Stock Exchange, or (ii) the Board seeks to modify the option and SAR repricing provisions in the 2012 Plan. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

Stock Options and SARs.  The 2012 Plan provides for the grant of non-qualified stock options, incentive stock options, and SARs. The Plan Committee will determine the conditions to the exercisability of each option and SAR.

Each option will be exercisable for no more than ten years after its date of grant, unless the option is an incentive stock option and the optionee owns greater than 10% of the voting power of all shares of capital stock of the Company (a “ten percent holder”), in which case the option will be exercisable for no more than five years after its date of grant. Except in the case of substitute awards granted in connection with a corporate transaction, the exercise price of an option will not be less than 100% of the fair market value of a share of Common Stock on the date of grant, unless the option is an incentive stock option and the optionee is a ten percent holder, in which case the option exercise price will be the price required by the Code, which is currently 110% of fair market value.

Each SAR will be exercisable for no more than ten years after its date of grant. The base price of an SAR will not be less than 100% of the fair market value of a share of Common Stock on the date of grant, provided that the base price of an SAR granted in tandem with an option (a “tandem SAR”) will be the exercise price of the related option. An SAR entitles the holder to receive upon exercise (subject to withholding taxes) shares of Common Stock (which may be restricted stock), cash, or a combination thereof with a value equal to the difference between the fair market value of the Common Stock on the exercise date and the base price of the SAR.

All of the terms relating to the exercise, cancellation, or other disposition of options and SARs following the termination of employment of a participant, whether by reason of disability, retirement, death, or any other reason, will be determined by the Plan Committee.

Subject to the adjustment provisions set forth in the 2012 Plan, the Plan Committee may not, without the approval of the shareholders of the Company, (i) reduce the exercise price or base price of any previously granted option or SAR, (ii) cancel any previously granted option or SAR in exchange for another option or SAR with a lower exercise price or base price, or (iii) cancel any previously granted option or SAR in exchange for cash or another award if the exercise price of such option or the base price of such SAR exceeds the fair market value of a share of Common Stock on the date of such cancellation, in each case other than in connection with a corporate transaction including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares.

Stock Awards.  The 2012 Plan provides for the grant of Stock Awards. The Plan Committee may grant a Stock Award either as a restricted stock award or a restricted stock unit award. Except as otherwise determined by the Plan Committee, Stock Awards will be non-transferable and subject to forfeiture if the holder does not remain continuously in the employment of the Company during the restriction period or if specified performance measures (if any) are not attained during the performance period.

Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock awards will have rights as a stockholder of the Company, including the right to vote and receive dividends with respect to the shares of restricted stock; provided, however, that (i) distributions other than regular cash dividends, and (ii) regular cash dividends with respect to shares of Common Stock that are subject to performance-based vesting conditions, in each case, will be deposited by the Company and will be subject to the same restrictions as the restricted stock.

The agreement awarding restricted stock units will specify (i) whether such award may be settled in shares of Common Stock, cash, or a combination thereof, and (ii) whether the holder will be entitled to receive on a current or deferred basis, dividend equivalents, with respect to such award. Any dividend equivalents with respect to restricted stock units that are subject to performance-based vesting conditions will be subject to the same restrictions as such restricted stock units. Prior to settlement of a restricted stock unit, the holder of a restricted stock unit will have no rights as a stockholder of the Company with respect to such units.

All of the terms relating to the satisfaction of performance measures and the termination of a restriction period, or the forfeiture and cancellation of a Stock Award upon a termination of employment, whether by reason of disability, retirement, death, or any other reason, will be determined by the Plan Committee.

Performance Awards.  The 2012 Plan also provides for the grant of performance awards. The agreement relating to a performance award will specify whether such award may be settled in shares of Common Stock (including shares of restricted stock), cash, or a combination thereof. The agreement relating to a performance award will provide, in the manner determined by the Plan Committee, for the vesting of such performance award if the specified performance measures are satisfied or met during the specified performance period. Any dividend or dividend equivalents with respect to a performance award that are subject to performance-based vesting conditions will be subject to the same restrictions as such performance award. Prior to the settlement of a performance award in shares of Common Stock, the holder of such award will have no rights as a stockholder of the Company with respect to such shares. All of the terms relating to the satisfaction of performance measures and the termination of a performance period, or the forfeiture and cancellation of a performance award upon a termination of employment, whether by reason of disability, retirement, death, or any other reason, will be determined by the Plan Committee.

Performance Measures.  Under the 2012 Plan, the vesting, exercisability, or payment of certain awards may be made subject to the satisfaction of performance measures. The performance goals applicable to a particular award will be determined by the Plan Committee at the time of grant. To the extent an award is intended to qualify for the performance-based exemption from the $1 million deduction limit under Section 162(m) of the Code, as described below, the performance measures will be one or more of the following corporate-wide or subsidiary, division, operating unit, or individual measures: basic earnings per share; basic cash earnings per share; diluted earnings per share; operating earnings per share; diluted cash earnings per share; net income or net income before taxes; cash earnings; net interest income; non-interest income; general and administrative expense to average assets ratio; cash general and administrative expense to average assets ratio; efficiency ratio; cash efficiency ratio; return on average assets; operating return on average assets; cash return on average assets; operating return on stockholders’ equity; return on average stockholders’ equity; cash return on average stockholders’ equity; return on average tangible stockholders’ equity; cash return on average tangible stockholders’ equity; operating earnings; operating income; operating efficiency ratio; net interest margin; net interest rate margin or net interest rate spread; growth in assets, loans, or deposits; loan production volume; net charge-offs; non-performing loans; classified loans; cash flow; capital preservation (core or risk-based); interest rate risk exposure; net portfolio value; interest rate risk sensitivity; stock price (including, but not limited to, growth measures and total shareholder return); operating expenses as a percentage of average assets; core deposits as a percentage of total deposits; net charge-off percentage; average percentage past due; classified assets to total assets; strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management; or any combination of the foregoing. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). In the sole discretion of the Plan Committee, but subject to Section 162(m) of the Code, the Plan Committee may amend or adjust the performance measures or other terms and conditions of an outstanding award in recognition of unusual, recurring, or one-time events affecting the Company or its financial statements, or changes in law or accounting principles.

Change in Control.  Unless otherwise determined by the Plan Committee under the terms of the 2012 Plan or provided in an award agreement or other agreement, in the event of a change in control of the Company and a participant’s involuntary termination of employment or service, or a termination for “good reason” (as defined in the 2012 Plan) within 12 months following such change in control (i) the outstanding options and SARs will immediately become exercisable in full or in part, (ii) the restriction period applicable to the outstanding Stock Awards will lapse in full or in part, (iii) the performance period applicable to the outstanding awards will lapse in full or in part, and (iv) the performance measures applicable to the outstanding awards will be deemed satisfied at the target level. In addition, in the event of a change in control, the Plan Committee may, in its discretion, require that shares of stock of the company resulting from such change in control, or the parent thereof, be substituted for some or all of the shares of Common Stock subject to outstanding awards as determined by the Committee, and/or require outstanding awards to be surrendered in exchange for a payment of cash, shares of common stock in the company resulting from the change in control, or the parent thereof, or a combination of cash and shares.

Under the terms of the 2012 Plan, a change in control is generally defined as (i) certain acquisitions of more than 25% of the then-outstanding shares of Common Stock; (ii) a change in our Board of Directors resulting in the incumbent directors ceasing to constitute at least a majority of our Board of Directors; (iii) the consummation of a reorganization, merger or consolidation or sale or disposition of all or substantially all, of the assets of the Company, or the acquisition of the assets of another corporation for voting securities of the Company (unless, among other conditions, the Company’s shareholders receive more than 50% of the stock of the resulting company); or (iv) the consummation of a liquidation or dissolution of the Company.

U.S. Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the 2012 Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2012 Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local, or non-United States tax consequences of participating in the 2012 Plan. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local, or non-United States tax laws before taking any actions with respect to any awards.

Section 162(m) of the Code.  Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to the corporation’s chief executive officer and the corporation’s three most highly compensated executive officers other than the chief executive officer or the chief financial officer. However, “qualified performance-based compensation” is not subject to the $1 million deduction limit. To qualify as performance based-compensation, the following requirements must be satisfied: (i) the performance goals are determined by a committee consisting solely of two or more “outside directors,” (ii) the material terms under which the compensation is to be paid, including the performance goals, are approved by the corporation’s shareholders, and (ii) the committee certifies that the applicable performance goals are satisfied before payment of any performance-based compensation is made. As noted above, the Plan Committee currently consists solely of “outside directors” for purposes of Section 162(m) of the Code. As a result, certain compensation under the 2012 Plan, such as that payable with respect to options and SARs, is not expected to be subject to the $1 million deduction limit, but other compensation payable under the 2012 Plan, such as any Stock Award that is not subject to performance measures, would be subject to such limit.

Stock Options.  A participant will not recognize taxable income at the time an option is granted and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for at least two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition, the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (1) the amount realized upon that disposition, and (2) the excess of the fair market value of those shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction.

SARs.  A participant will not recognize taxable income at the time SARs are granted and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense.

Stock Awards.  A participant will not recognize taxable income at the time restricted stock is granted and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value for the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions is deductible by the Company as compensation expense, except to the extent that the deduction limits of

Section 162(m) of the Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made, and prior to the time the restrictions lapse, will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, in an amount equal to the dividends paid, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

A participant will not recognize taxable income at the time a restricted stock unit is granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company. The amount of ordinary income recognized is deductible by the Company as compensation expense, except to the extent that the deduction limits of Section 162(m) of the Code apply.

Performance Awards.  A participant will not recognize taxable income at the time performance awards are granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of performance awards, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent that the deduction limits of Section 162(m) of the Code apply.

Equity Compensation Table

The following table provides information as of December 31, 2011 about the number of shares to be issued upon vesting or exercise of equity awards and the number of shares remaining available for issuance under the Company’s equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights		Weighted-Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders (1)	12,359,117	(2)	$15.60	3,020,458	(3)
Equity compensation plans not approved by security holders			0	0
Total	12,359,117		$15.60	3,020,458

(1)	Includes the 2006 Stock Incentive Plan and two equity compensation plans assumed in connection with the Company’s acquisition of Synergy Financial Group, Inc. (the “Synergy Plans”).

(2)	Includes 3,429,440 shares of unvested restricted stock and 8,929,677 unexercised stock options. As of April 9, 2012, there were 4,812,345 shares of unvested restricted stock and 5,346,445 unexercised stock options.

(3)	The shares remaining for future issuance include 3,010,058 shares under the 2006 Stock Incentive Plan and 10,400 shares under the Synergy Plans. As of April 9, 2012, there were 1,040,673 shares remaining available for future issuance under all plans.

New Plan Benefits

No awards have been or will be granted under the 2012 Plan prior to stockholder approval. In general, awards under the 2012 Plan are made at the discretion of the Plan Committee. As a result, it is not possible to determine the type or amount of benefits to be received under the Plan by the Company’s officers, other employees, non-employee directors, or other service providers.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that shareholders vote “FOR” the approval of the 2012 Plan.

Shareholder Vote Requirement

This Proposal will be approved by shareholders if a majority of the votes cast are voted in favor of the proposal. Abstentions and broker non-votes will not count as votes cast on this Proposal and will have no effect on the outcome of this Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE

2012 STOCK INCENTIVE PLAN.

PROPOSAL 3.

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s independent registered public accounting firm for the fiscal year ended December 31, 2011 was KPMG LLP. The Company’s Audit Committee has reappointed KPMG LLP to continue as the independent registered public accounting firm of the Banks and the Company for the year ending December 31, 2012, subject to ratification of such appointment by the Company’s shareholders. Representatives of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders present at the Annual Meeting. If the ratification and appointment of the independent registered public accounting firm is not approved by shareholders at the Annual Meeting, the Audit Committee will consider other independent registered accounting firms.

Unless marked to the contrary, the shares represented by the enclosed proxy card, if properly signed and dated, will be voted FOR ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company.

The Audit Committee will consider on a case-by-case basis and, if appropriate, approve all audit and non-audit services to be provided by the Company’s independent registered public accounting firm. Alternatively, the Audit Committee may adopt a policy for pre-approval of audit and permitted non-audit services by the independent registered public accounting firm. In 2011, all audit-related services, tax services, and other services were approved by the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its audit functions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE

RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY.

PROPOSAL 4.

SHAREHOLDER PROPOSAL

California Public Employees’ Retirement System (“CalPERS”), P.O. Box 942708, Sacramento, California 94229-2708, has submitted the following shareholder proposal and the accompanying supporting statement. Both the shareholder proposal and the supporting statement (collectively, “Proposal 4”) are reproduced below in the form submitted by CalPERS and they are included in this Proxy Statement in accordance with the rules of the Securities and Exchange Commission. The Company will provide the number of shares of Company common stock owned by CalPERS upon receiving an oral or written request to the Corporate Secretary for the information.

The Company and the Board of Directors do not endorse Proposal 4 and accept no responsibility for it. The Board of Directors unanimously recommends a vote “AGAINST” Proposal 4.

Shareowner Proposal

RESOLVED, that the shareowners of New York Community Bancorp, Inc. (Company) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s articles of incorporation and/or bylaws to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders in uncontested elections. A plurality vote standard, however, will apply to contested elections; that is, when the number of director nominees exceeds the number of board seats.

Supporting Statement

Is accountability by the Board of Directors important to you? As a long-term shareowner of the Company, CalPERS thinks accountability is of paramount importance. This is why we are sponsoring this proposal. This proposal would remove a plurality vote standard for uncontested elections that effectively disenfranchises shareowners and eliminates a meaningful shareowner role in uncontested director elections.

Under the Company’s current voting system, a director nominee may be elected with as little as one affirmative vote because “withheld” votes have no legal effect. This scheme deprives shareowners of a powerful tool to hold directors accountable because it makes it impossible to defeat director nominees who run unopposed. Conversely, a majority voting standard allows shareowners to actually vote “against” candidates and to defeat reelection of a management nominee who is unsatisfactory to the majority of shareowners who cast votes.

A substantial number of companies have already adopted this form of majority voting. More than 80% of the companies in the S&P 500 have adopted a form of majority voting for uncontested director elections. We believe the Company should join the growing number of companies that have adopted a majority voting standard requiring incumbent directors who do not receive a favorable majority vote to submit a letter of resignation, and not continue to serve, unless the Board declines the resignation and publicly discloses its reasons for doing so.

Majority voting in director elections empowers shareowners to clearly say “no” to unopposed directors who are viewed as unsatisfactory by a majority of shareowners casting a vote. Incumbent board members serving in a majority vote system are aware that shareowners have the ability to determine whether the director remains in office. The power of majority voting, therefore, is not just the power to effectively remove poor directors, but also the power to heighten director accountability through the threat of a loss of majority support. That is what accountability is all about.

CalPERS believes that corporate governance procedures and practices, and the level of accountability they impose, are closely related to financial performance. It is intuitive that, when directors are accountable for their actions, they perform better. We therefore ask you to join us in requesting that the Board of Directors promptly adopt the majority voting standard for uncontested director elections. We believe the Company’s shareowners will substantially benefit from the increased accountability of incumbent directors and the power to reject directors shareowners believe are not acting in their best interests. Please vote FOR this proposal.

The Company’s Statement In Opposition

The Board of Directors unanimously recommends a vote “AGAINST” Proposal 4.

Proposal 4 requests that the Company adopt a voting standard for directors elections that differs from the plurality vote standard, which is a long-established standard mechanism for director elections under Delaware law (the Company’s state of incorporation) and the vast majority of other state laws. Under the plurality vote standard, the director nominees who receive the most affirmative votes are elected to serve as directors, up to the maximum number of directors to be elected.

The Board of Directors is committed to sound corporate governance policies and practices and continually monitors developments in corporate governance, including director voting procedures. For the reasons discussed below and after careful consideration, the Board believes that the adoption of a majority vote standard in place of the current plurality vote standard is not in the best interests of the Company and its shareholders.

The Company’s Director Nomination Process Elects Highly Qualified Directors – The Company has strong corporate governance policies and procedures designed to identify and select director nominees best suited to serve the best interests of the Company and its shareholders. The Nominating and Corporate Governance Committee is composed entirely of independent directors, and all but four of the members of the Board of Directors are considered “independent” under the rules of the New York Stock Exchange (the “NYSE”). As detailed elsewhere in this Proxy Statement, the Nominating and Corporate Governance Committee applies a rigorous set of criteria in identifying director nominees and has established procedures to consider and evaluate individuals recommended by shareholders.

As a result of these practices, the Company’s shareholders have consistently elected, by a substantial plurality, highly qualified directors from diverse business backgrounds. Majority voting would have had no effect on directors elections for at least the past eight years. The Board of Directors believes that the vote results over that time period reflects the shareholders’ confidence in the Board of Directors and in the Company’s governance, and unquestionably refutes, in reality, the proponents statement that under the current plurality voting system a director nominee may be elected “with as little as one vote.”

Majority Voting May Lead to Unintended Consequences and Uncertainty in Board Composition – Under Delaware law, a director whose term expires continues as a “holdover director” until his or her successor is elected and qualified. Therefore, under a majority voting system, if an unsuccessful candidate in a failed election was an incumbent director, then he or she could continue as a director until a successor is elected at the next annual meeting of shareholders and qualified. If an unsuccessful candidate is not an incumbent, then the director position would become vacant and could be filled by the remaining directors acting alone. Neither of these situations achieves the goal of providing shareholders with a greater voice in director elections.

A majority vote standard may result in uncertainty in the composition of the Board of Directors. If the Board of Directors contains vacancies for an indefinite period of time, the Board may have difficulty in staffing key committees and otherwise meeting its obligation to oversee the Company’s business and affairs. It may also adversely affect the Company’s ability to comply with applicable NYSE and SEC rules regarding the required number of independent directors and financial experts. Additionally, majority voting could result in the loss of directors who have substantial prior experience with and in-depth knowledge about, the Company and its operations, strategies, and management team. The depth and breadth of knowledge of the Company’s directors about the Company and its operations are key to the Board of Directors’ efficient operation and to realizing the Company’s goal of creating shareholder value.

Majority Voting May Give Undue Advantage to Single Interest Shareholders – The Company believes that a majority vote standard can lead to the unintended negative consequence of giving undue influence to special interest or single issue voters who seeks to use the director election process as a tool to advance their own cause, whether or not the Board of Directors believes the cause is in the best interests of the Company and its shareholders. Furthermore, many institutional investors rely on voting recommendations issued by proxy advisory firms who base their recommendations on single issues and often apply inflexible policies that do not take into account the performance or other circumstances of the particular corporation or the contributions of specific director to that corporation. The Company believes that, in general, its shareholders will not want the consequence of a single issue agenda to be the reason for failing to elect qualified directors to the Board of Directors, especially when the current plurality vote standard allows a shareholder to register its dissatisfaction by means of a “withhold” vote for one or more director nominees.

The Company Pays Attention to Withhold Votes. Within four business days after each annual meeting of shareholders, the Company is required to file a report with the SEC disclosing the vote results of the election of directors and of any another matters voted upon by shareholders. Consequently, there is significant public visibility regarding a director nominee who may have received a significant number of “withhold” votes. The Nominating and Corporate Governance Committee of the Board of Directors considers the number of “withheld” vote cast when it reviews the voting results.

Recent Corporate Governance Developments Refused to Mandate Majority Voting, and Majority Voting is Still Debated. Whether or not majority voting should be mandatory for all public companies was a topic of discussion and deliberation leading up to the passage of the Dodd-Frank Act. However, Congress did not adopt a “one size fits all” approach to majority voting when it passed the final legislation. The Company believes that this legislative history supports the proposition that majority voting is not necessarily appropriate for all companies. Furthermore, the legal community, shareholder advocates, governance experts, public companies, and legislators continue to debate the pros and cons of majority voting and its ramifications. The Company believes that the plurality vote standard is the appropriate standard for the Company pending a consensus being developed with regard to majority voting and a greater understanding of its ramifications and consequences. The Company has been monitoring, and will continue to monitor, developments on this topic.

For all the reasons discussed above, the Company believes that a majority vote standard is inappropriate for the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

SHAREHOLDERS VOTE “AGAINST” PROPOSAL 4.

CORPORATE GOVERNANCE

General.  The Company periodically reviews its corporate governance policies and practices. This process includes comparing its current policies and practices to policies and practices suggested by various groups or authorities active in corporate governance and practices of other public companies. Based upon this review, the Company adopts any changes in corporate governance policies that the Board of Directors believes are best for the Company. As part of the Company’s continuing efforts to strengthen its corporate governance practices, protect the interests of its shareholders, and reflect the adoption of the New York Stock Exchange corporate governance rules, the Board of Directors has taken several important actions.

Corporate Governance Guidelines.  The Board has adopted and reviewed a set of Corporate Governance Guidelines, which are available on the corporate governance pages of the Company’s website, www.myNYCB.com, and are available in print to any shareholder who requests a copy. These Guidelines address, among other matters, the qualifications and responsibilities of directors; functions of the Board and Board committees; director compensation, training, and performance evaluations; and management performance evaluations and succession.

Director Independence.  The Board of Directors of the Company has determined that the following directors are “independent” within the meaning of the rules of the New York Stock Exchange: Dominick Ciampa, Maureen E. Clancy, Hanif W. Dahya, William C. Frederick, M.D., Max L. Kupferberg, Michael J. Levine, Guy V. Molinari, Ronald A. Rosenfeld, and John M. Tsimbinos. Additionally, the Board has determined that each of the members of the Audit, Nominating and Corporate Governance, and Compensation Committees is independent in accordance with the listing standards of the New York Stock Exchange and, in the case of the members of the Audit Committee, the rules of the SEC. In determining the independence of its members, the Board broadly considers all facts and circumstances it deems to be relevant and does not limit such review to a specific set of categorical independence standards. Such determinations are made not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, among others.

In arriving at its conclusions with respect to the directors named above, the Board determined that the directors had no material relationships (as such term is defined under the listing standards of the New York Stock Exchange) with the Company either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company. Directors Ciampa and Levine are principals in, or have ownership interests in, organizations that maintain lending relationships with the Community Bank, and Director Levine is a guarantor of a loan between the Community Bank and a family member. These Directors have fully disclosed such relationships to the Board, and the Board has determined that the subject loans do not involve more than normal risk of collectability or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the same time for comparable transactions with unaffiliated persons. Accordingly, the lending relationships maintained by the Community Bank with Messrs. Ciampa and Levine would not be inconsistent with a determination that they are independent directors of the Company. Further, both Director Ciampa and Director Levine possess significant knowledge of, and each is a principal in companies that actively participate in, the New York metropolitan area real estate market, where the Banks currently conduct significant portions of their lending businesses. The Board has determined that it is in the best interests of the Banks and the Company not to exclude such potential borrowers from conducting business with the Banks in accordance with the arms-length terms described above, and under circumstances that are no more favorable than those available to the Banks’ other borrowers.

Board Leadership Structure and Board’s Role in Risk Oversight.  Currently, the Chairman of the Board is an independent director. The offices of Chairman of the Board and Chief Executive Officer (“CEO”) are separated, with Joseph R. Ficalora holding the position of CEO and Dominick Ciampa being Chairman of the Board. The Company does not have a formal policy with respect to the separation or combination of the offices of Chairman of the Board and CEO. Rather, the Board has the discretion to combine or separate these roles as it deems appropriate from time to time, which provides the Board with the necessary flexibility to adjust to changed circumstances. In light of the many challenges arising from the difficult economic and regulatory environment, the Board determined that separating the roles of Chairman and CEO would allow the CEO to devote the requisite significant time and focus on managing our business and maintaining our financial strength. However, as it has done in previous years, the Board may determine that combining these roles would better serve the Company by enabling one individual to act as a bridge between management and the Board, thereby facilitating their common purpose, and clarifying lines of authority and responsibility. Historically, the Company has designated a separate lead independent director at times when the offices of Chairman and CEO were combined. Additionally, in order to enhance board independence and effectiveness in certain circumstances in which such positions are not combined and the non-executive Chairman of the Board is not available (e.g., presiding at meetings of the Nominating and Corporate Governance Committee of the Board), the Company has established the position of a presiding director of the Board (the “Presiding Director”), a role filled by an independent director selected by the Board.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk, and reputational risk. Management is responsible for the day-to-day management of the risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Chairman of the Board meets regularly with management to discuss strategy and the risks facing the Company. Senior management attends the Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters. The Chairman of the Board and independent members of the Board work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of the independent directors.

Procedures to be Followed by Shareholders in Recommending Director Candidates.  It is the policy of the Nominating and Corporate Governance Committee to consider director candidates recommended by shareholders who appear to be qualified to serve on the Board. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below. To submit a recommendation of a director candidate to the Nominating and Corporate Governance Committee, a shareholder should submit the following information in writing, addressed to the Chairman of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:

a.	the name of the person recommended as a director candidate;

b.	all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

c.	the written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

d.	the name and address of the shareholder making the recommendation, as they appear on the Company’s books; provided, however, that if the shareholder is not a registered holder of the Company’s Common Stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s Common Stock;

e.	a statement disclosing whether such shareholder is acting with, or on behalf of, any other person and, if applicable, the identity of such person; and

f.	such other information as the Company may require in accordance with its established nomination procedures then in effect.

In order for a director candidate to be considered for nomination at the Company’s Annual Meeting of Shareholders, the recommendation must be received at the principal executive office of the Company not less than 90 days prior to the date of the meeting; provided, however, that in the event that less than 100 days’ notice or prior disclosure of the date of the Annual Meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

Code of Business Conduct and Ethics.  The Company maintains a Code of Professional Conduct applicable to all Company, Community Bank, and Commercial Bank employees that sets forth requirements relating to ethical conduct, conflicts of interest, and compliance with the law. The Code of Professional Conduct requires that the Banks’ employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the Company’s and the Banks’ best interests. The Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer are bound by the Code of Professional Conduct. In addition, the Board of Directors has adopted a Code of Business Conduct and Ethics for the Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer of the Company. A copy of that Code, which also applies to the Directors and all other employees of the Company, is available, free of charge, on the corporate governance pages of the Investor Relations portion of our website, www.myNYCB.com, and is available in print to any shareholder who requests a copy.

Communication with the Board of Directors.  Shareholders and other parties interested in communicating directly with the Presiding Director or with the non-management directors as a group may do so by writing to: Presiding Director, New York Community Bancorp, Inc., 615 Merrick Avenue, Westbury, New York 11590. Letters addressed to the Presiding Director will be opened by the Company’s Corporate Secretary, who will review them and forward a summary of such correspondence to the Presiding Director and, if applicable, the Board. If the Corporate Secretary determines that an item of correspondence relates to the functions of the Board or its committees, or otherwise requires their attention, he will direct the item itself to the Presiding Director or other Board members. Directors may at any time review a log of all correspondence received by the Company that is addressed to the Presiding Director as provided above, and request copies of any correspondence.

ADDITIONAL INFORMATION

Shareholder Proposals

To be considered for inclusion in the Company’s proxy statement and form of proxy relating to the Annual Meeting of Shareholders to be held in 2013, a shareholder proposal must be received by the Secretary of the Company, at the address set forth on the first page of this proxy statement, not later than December 29, 2012. If such Annual Meeting is held on a date more than thirty (30) days from June 7, 2013, a shareholder proposal must be received within a reasonable time before the Company begins to print and mail its proxy solicitation materials for such Annual Meeting. Any such proposal will be subject to the proxy rules adopted by the SEC.

Notice of Business to be Conducted at an Annual Meeting

The Bylaws of the Company, a copy of which may be obtained from the Company, set forth the procedures by which a shareholder may properly bring business before a meeting of shareholders. Pursuant to the Bylaws, only business brought by, or at the direction of, the Board of Directors may be conducted at a special meeting. The Bylaws of the Company provide an advance notice procedure for a shareholder to properly bring business before an annual meeting. The shareholder must give written advance notice to the Secretary of the Company not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder, to be timely, must be received not later than the close of business on the tenth day following the date on which the Company’s notice to shareholders of the annual meeting date was mailed or such public disclosure was made.

Attendance at the Annual Meeting

If you are a holder of record and plan to attend the Annual Meeting, please indicate this when you vote. The top half of the proxy card is your admission ticket. When you arrive at the Annual Meeting, you will be asked to present this admission ticket and photo identification, such as a driver’s license. If you hold your Common Stock in street name, you will need proof of ownership to be admitted to the Meeting. A recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. If you want to vote your Common Stock held in street name in person, you must get a written proxy in your name from the broker, bank, or other nominee that holds your shares.

Other Matters Which May Properly Come Before the Annual Meeting

The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Meeting, it is the intention of the members of the Proxy Committee to vote the shares represented thereby on such matters in accordance with their best judgment.

Whether or not you intend to be present at the Annual Meeting, you are urged to sign, date, and return your proxy card or to vote via the Internet or by telephone promptly. If you are then present and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting.

Online Delivery of Proxy and Other Materials

We have elected to take advantage of SEC rules that allow companies to furnish proxy materials to their shareholders on the Internet. We believe that these rules allow us to provide our shareholders with the information they need to vote at our Annual Meeting, while also lowering the costs of delivery and reducing the environmental impact of producing and distributing the related proxy materials.

Since April 27, 2012, the proxy materials for the 2012 Annual Meeting (which includes the 2011 Annual Report to Shareholders) have been available at the following web site: www.proxyvote.com. Shareholders who wish to receive a printed copy of the proxy materials available on this web site may request copies in any of the following ways: (i) via the Internet, at www.proxyvote.com; (ii) by telephone, at 1-800-579-1639; or (iii) by sending an e-mail to sendmaterial@proxyvote.com. Shareholders who are not eligible to vote at the Annual Meeting may find our 2011 Annual Report to Shareholders and the Notice of Annual Meeting and Proxy Statement on the Investor Relations portion of our Company website.

We encourage all of our shareholders who have Internet access to receive future proxy materials online rather than through the U.S. mail delivery system. By electing to receive our materials electronically, you will be supporting our efforts to add to shareholder value. Other benefits of this service include:

•

Receiving shareholder communications, including the Company’s annual report to shareholders and proxy statement, as soon as they are available, thus eliminating the need to wait for them to arrive by mail;

•	Enjoying easier access to convenient online voting; and

•	Eliminating bulky paper documents from your personal files.

Householding of Proxy Statements and Annual Reports

The SEC has adopted rules that permit companies to mail a single proxy statement and a single annual report to two or more shareholders sharing the same address. This practice is known as “householding.” Householding provides greater convenience to shareholders and saves the Company money by reducing excess printing costs. You may have been identified as living at the same address as another Company shareholder. If this is the case, and unless the Company receives contrary instructions from you, we will continue to “household” your proxy statement and annual report for the reasons stated above.

If you are a shareholder or a beneficial owner at a shared address to which a single copy of both the proxy statement and the annual report has been delivered, and you would like to receive your own copy of this proxy statement and the annual report, you may obtain them electronically from the Investor Relations portion of our website, www.myNYCB.com, by selecting “SEC Documents”; by contacting the Investor Relations Department of the Company by phone (516-683-4420) or by e-mail (ir@myNYCB.com); or by writing to the Investor Relations Department of the Company and indicating that you are a shareholder at a shared address and would like an additional copy of each document.

If you are a recordholder and would like to receive a separate proxy statement or annual report in the future, please contact Computershare Ltd. either by phone at (866) 293-6077, by e-mail at shrrelations@computershare.com, or by mail at 480 Washington Boulevard, Jersey City, New Jersey 07310. If you are a beneficial owner and would like to receive a separate proxy statement or annual report in the future, please contact your broker, bank, or other nominee.

If, on the other hand, you are a multiple shareholder sharing an address, and are receiving multiple copies of this proxy statement or the annual report, please contact Computershare Ltd. at the number or addresses listed above so that all shareholders at the shared address can request that only a single copy of each document be mailed to your address in the future. If you are the beneficial owner, but not the recordholder, of Company shares, and you wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank, or other nominee so that all shareholders at the shared address can request that only a single copy of each document be mailed to your address in the future.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC, accompanies this proxy statement. An additional copy will be furnished without charge to shareholders upon written request to New York Community Bancorp, Inc., Investor Relations Department, 615 Merrick Avenue, Westbury, New York 11590.

By Order of the Board of Directors,

Westbury, New York	R. Patrick Quinn
April 27, 2012	Executive Vice President,
Chief Corporate Governance Officer, and Corporate Secretary

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO PROMPTLY COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR TO VOTE VIA THE INTERNET OR TELEPHONE.

APPENDIX A

NEW YORK COMMUNITY BANCORP, INC.

2012 STOCK INCENTIVE PLAN

I. INTRODUCTION

1.1 Purpose. The purposes of the New York Community Bancorp, Inc. 2012 Stock Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s shareholders and the recipients of awards under this Plan by increasing the economic interest of such interest in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining officers, other employees, Non-Employee Directors, and other service providers, and (iii) to encourage such persons to act in the long-term best interests of the Company and its shareholders.

1.2 Certain Definitions.

“Agreement” shall mean the written or electronic agreement evidencing an award hereunder between the Company and the recipient of such award.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall have the meaning set forth in any employment, consulting, or similar service agreement between a participant and/or the Company or a Subsidiary, or, in the absence of such agreement, a termination of a participant’s employment resulting from (a) substandard work performance or repeated unreliability that has not been cured to the Company’s satisfaction; (b) workplace misconduct; (c) excessive absenteeism; (d) violation of safety rules; (e) violation of Company or Subsidiary business conduct or business ethics policies; (f) fraud or other dishonesty against the Employer; (g) engagement in conduct that the participant knows or should know is materially injurious to the business or reputation of the Company; (h) falsifying records (including an employment application); (i) on-the-job intoxication or being under the influence of alcohol or an illegal narcotic or a drug not being used as prescribed; (j) unauthorized use of Company or Subsidiary equipment or confidential information of the Company or a Subsidiary or third party who has entrusted such information to the Company or a Subsidiary; or (k) conviction of a felony or a misdemeanor involving moral turpitude. Whether a participant has been terminated for Cause will be determined by the Committee in its sole discretion.

“Change in Control” shall mean the occurrence of any of the following after the effective date of the Plan:

(a) any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (A) the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, or any corporation controlled by the Company, or (4) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (c) below; or

(b) individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election, by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

(c) consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of Common Stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, with respect to an award that is (i) subject to Section 409A of the Code and (ii) a Change of Control would accelerate the timing of payment thereunder, the term “Change of Control” shall mean a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company as defined in Section 409A and the authoritative guidance issued thereunder, but only to the extent inconsistent with the above definition, and only to the minimum extent necessary to comply with Section 409A as determined by the Committee.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean a committee designated by the Board, consisting of two or more members of the Board, each of whom may be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) ”independent” within the meaning of the rules of The New York Stock Exchange or, if the Common Stock is not listed on The New York Stock Exchange, within the meaning of the rules of the principal national stock exchange on which the Common Stock is then traded.

“Common Stock” shall mean the common stock, par value $0.01 per share, of the Company, and all rights appurtenant thereto.

“Company” shall mean New York Community Bancorp, Inc., a Delaware corporation, or any successor thereto.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported on The New York Stock Exchange on the date as of which such value is being determined or, if the Common Stock is not listed on The New York Stock Exchange, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee in good faith and in accordance with Section 409A of the Code.

“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Good Reason” shall mean the following, unless otherwise provided in an award Agreement: (i) to the extent defined in a participant’s employment, change in control severance or similar agreement, the term “Good Reason” shall have the same meaning as set forth in such agreement with respect to such participant or (ii) in the case of any participant not covered by clause (i), the term “Good Reason” shall mean (a) a material diminution in participant’s base compensation; (b) a material diminution in participant’s authority, duties, or responsibilities; or (c) a change in the geographic location at which participant must perform his duties that is more than thirty-five (35) miles from the location of participant’s principal workplace immediately prior to the Change in Control.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Incumbent Board” shall have the meaning set forth in Section 5.8(b)(ii).

“Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary.

“Nonqualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

“Performance Awards” shall mean a right to receive an amount of cash, shares of Common Stock, or a combination of both, contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR, or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest in the shares of Common Stock subject to an award or the holder’s receipt of the shares of Common Stock or payment with respect to an award, as applicable.

To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, such criteria and objectives shall be one or more of the following corporate-wide or subsidiary, division, operating unit, or individual measures: basic earnings per share; basic cash earnings per share; diluted earnings per share; operating earnings per share; diluted cash earnings per share; net income or net income before taxes; cash earnings; net interest income; non-interest income; general and administrative expense to average assets ratio; cash general and administrative expense to average assets ratio; efficiency ratio; cash efficiency ratio; return on average assets; operating return on average assets; cash return on average assets; operating return on stockholders’ equity; return on average stockholders’ equity; cash return on average stockholders’ equity; return on average tangible stockholders’ equity; cash return on average tangible stockholders’ equity; operating earnings; operating income; operating efficiency ratio; net interest margin; net interest rate margin or net interest rate spread; growth in assets, loans, or deposits; loan production volume; net charge offs; non-performing loans; classified loans; cash flow; capital preservation (core or risk-based); interest rate risk exposure; net portfolio value; interest rate risk sensitivity; stock price (including, but not limited to, growth measures and total shareholder return); operating expenses as a percentage of average assets; core deposits as a percentage of total deposits; net charge-off percentage; average percentage past due; classified assets to total assets; strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures; goals relating to capital raising and capital management; or any combination of the foregoing.

Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). Performance Measures shall be subject to such other special rules and conditions as the Committee may establish; provided, however, that to the extent such goals relate to awards to “covered employees” within the meaning of Section 162(m) of the Code, such special rules and conditions shall not be inconsistent with the provisions of Treasury regulation Section 1.162-27(e) or any successor regulation describing “qualified performance-based compensation.” In the sole discretion of the Committee, but subject to Section 162(m) of the Code, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual, nonrecurring, or one-time events affecting the Company, its financial statements, or changes in law or accounting principles.

“Performance Option” shall mean an Incentive Stock Option or Nonqualified Stock Option, the grant of, which or the exercisability of all or a portion of which, is contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Period” shall mean any period of not less than twelve months designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured, and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Prior Plan” shall mean the New York Community Bancorp, Inc. 2006 Stock Incentive Plan.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Unit” shall mean a right to receive one share of Common Stock or, in lieu thereof, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

“Restriction Period” shall mean any period during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award shall remain in effect.

“SAR” shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.

“Stock Award” shall mean a Restricted Stock Award or a Restricted Stock Unit Award.

“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture, or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

“Substitute Award” shall mean an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation, or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an option or SAR.

“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender or cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock) with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

1.3 Administration. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options (which may include Performance Options), (ii) SARs in the form of Tandem SARs or Free-Standing SARs, (iii) Stock Awards in the form of Restricted Stock or Restricted Stock Units, and (iv) Performance Awards. Subject to the terms of this Plan, the committee shall select eligible persons for participation in this Plan and determine the form, amount, and timing of each award to such persons and, if applicable, the number of shares of Common Stock, the number of SARs, the number of Restricted Stock Units, and the dollar value subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award, and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion at any time, subject to the requirements of Section 162(m) of the Code and regulations thereunder in the case of an award intended to be qualified performance-based compensation, take action such that in the event of death, disability, a termination of employment or service, or in the event of a Change in Control (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock or Restricted Stock Units shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Restricted Stock, Restricted Stock Units, or Performance Awards shall lapse, and (iv) the Performance Measures (if any) applicable to any outstanding award shall be deemed to be satisfied at the target, maximum, or any other level. Subject to the terms of this Plan, the committee shall interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan, and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations, and conditions shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority hereunder to the Board or, subject to applicable law, to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power and authority to the Board or the Chief Executive Officer or other executive officer of the Company with regard to the grant of an award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding, and (ii) the Committee may not delegate its power and authority to the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director, or other person subject to Section 16 of the Exchange Act, or decisions concerning the timing, pricing, or amount of an award to such an officer, director, or other person.

No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction, or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

1.4 Eligibility. Participants in this Plan shall consist of such officers, other employees, Non-Employee Directors, or other service providers (including consultants or other independent contractors) of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Except as provided otherwise in an Agreement, for purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary, and references to employment shall include service as a Non-Employee Director or other service providers. The Company may determine, in its sole discretion, whether a participant is deemed to be employed during a leave of absence.

1.5 Shares Available. Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Section 1.5, the number of shares of Common Stock that shall initially be available for all awards under this Plan shall be (i) 18,000,000 shares plus (ii) the number of shares of Common Stock remaining available for grant (i.e., not subject to awards) under the Prior Plan as of the effective date of this Plan, but, in any event, not in excess of 19,030,673 shares in the aggregate, of which no more than 18,000,000 shares of Common Stock in the aggregate may be issued under the Plan in connection with Incentive Stock Options. If this Plan is approved by the shareholders of the Company, no further awards shall be granted under the Prior Plan.

To the extent that shares of Common Stock subject to an outstanding option, SAR, Stock Award, or Performance Award granted under this Plan or under the Prior Plan are not issued or delivered by reason of (i) the expiration, termination, cancellation, or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related Tandem SAR or shares subject to a Tandem SAR cancelled upon exercise of a related option), or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available under this Plan; provided, however, that shares of Common Stock subject to an award under this Plan shall not again be available under this Plan if such shares are (x) shares that were subject to a stock-settled SAR and were not issued or delivered upon the net settlement of such SAR, (y) shares delivered to, or withheld by the Company to pay the exercise price or the withholding taxes related to an outstanding award, and (z) shares repurchased by the Company on the open market with the proceeds of an option exercise.

The number of shares of Common Stock available for awards under this Plan shall not be reduced by (i) the number of shares of Common Stock subject to Substitute Awards, or (ii) available shares under a shareholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under this Plan (subject to applicable Stock Exchange requirements).

Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise, or a combination thereof.

To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder (i) the maximum number of shares of Common Stock with respect to which options or SARs, or a combination thereof, may be granted during any fiscal year of the Company to any person shall be 500,000, subject to adjustment as provided in Section 5.7; (ii) the maximum number of shares of Common Stock with respect to which Stock Awards subject to Performance Measures or Performance Awards denominated in Common Stock may be granted during any fiscal year of the Company to any person shall be 500,000, subject to adjustment as provided in Section 5.7; and (iii) the maximum amount that may be payable with respect to Performance Awards denominated in cash granted during any fiscal year of the Company to any person shall be $5,000,000.

II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1 Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options.

Options may be granted in addition to, or in lieu of, any other compensation payable to officers, other employees, directors, or other service providers, and in all cases shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company, or of any parent or Subsidiary (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

Notwithstanding the foregoing, in the case of an option that is a Substitute Award, the exercise price per share of the shares subject to such option may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

(b) Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than 10 years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, determine that an option is to be granted as a Performance Option and may establish an applicable Performance Period and Performance Measures which shall be satisfied or met as a condition to the grant of such option or to the exercisability of all or a portion of such option. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash; (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise; (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation; (D) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise; or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option; (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option; and (iii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2 Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR. SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR.

(b) Exercise Period and Exercisability. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no SAR shall be exercised more than 10 years after its grant date; and provided further, that no Tandem SAR shall be exercised more than the expiration, cancellation, forfeiture, or other termination of the related option. The Committee may, in its discretion, establish Performance Measures that shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c), or such shares shall be transferred to the holder in book entry form with restrictions on the shares duly noted, and the holder of such Restricted Stock shall have such rights of a shareholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of an SAR, the holder of such SAR shall have no rights as a shareholder of the Company with respect to the shares of Common Stock subject to such SAR.

(c) Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs that are being exercised, (ii) by surrendering to the Company any options that are cancelled by reason of the exercise of the Tandem SAR, and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs that are being exercised, and (B) by executing such documents as the Company may reasonably request.

2.3 Termination of Employment or Service. All of the terms relating to the exercise, cancellation, or other disposition of an option or SAR upon a termination of employment or service with the Company of the holder of such option or SAR, as the case may be, whether by reason of disability, retirement, death, or any other reason, shall be determined by the Committee and set forth in the applicable award Agreement.

2.4 Dividend Equivalents. Notwithstanding anything in an Agreement to the contrary, the holder of an option or SAR shall not be entitled to receive dividend equivalents with respect to the number of shares of Common Stock subject to such option or SAR.

2.5 No Repricing. Subject to Section 5.7, the Committee shall not without the approval of the shareholders of the Company, (i) reduce the exercise price or base price of any previously granted option or SAR, (ii) cancel any previously granted option or SAR in exchange for another option or SAR with a lower exercise price or base price, or (iii) cancel any previously granted option or SAR in exchange for cash or another award if the exercise price of such option or the base price of such SAR exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation, in each case other than in connection with a corporate transaction including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares.

III. STOCK AWARDS

3.1 Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award or a Restricted Stock Unit Award.

3.2 Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions, and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any), and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee in its discretion, and subject to the provisions of this Plan, (A) for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period, and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period; and (B) for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c) Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian or trustee in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms, and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a shareholder of the Company, including, but not limited to, voting rights, the right to receive dividends, and the right to participate in any capital adjustment applicable to all holders of Common Stock.

3.3 Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions, and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Unit Award and the Restriction Period, Performance Period (if any), and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, (A) for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period, and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and (B) for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c) Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash, or a combination thereof, and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Any dividend equivalents with respect to Restricted Stock Units that are subject to performance-based vesting conditions shall be subject to the same restrictions as such Restricted Stock Units. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a shareholder of the Company with respect to the shares of Common Stock subject to such award.

3.4 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee and set forth in the applicable award Agreement.

IV. PERFORMANCE AWARDS

4.1 Performance Awards. The Committee may, in its discretion, grant Performance Awards to such eligible persons as may be selected by the Committee.

4.2 Terms of Performance Awards. Performance Awards shall be subject to the following terms and conditions, and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Value of Performance Award and Performance Measures. The method of determining the value of the Performance Award, and the Performance Measures and Performance Period applicable to a Performance Award, shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for (A) the vesting of such Performance Award if the specified Performance Measures are satisfied or met during the specified Performance Period, and (B) for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

(c) Settlement of Vested Performance Awards. The Agreement relating to a Performance Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash, or a combination thereof. If a Performance Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form, or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights as a shareholder of the Company as determined pursuant to Section 3.2(d). Any dividends or dividend equivalents with respect to a Performance Award that is subject to performance-based vesting conditions shall be subject to the same restrictions as such Performance Award. Prior to the settlement of a Performance Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a shareholder of the Company.

4.3 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award, whether by reason of disability, retirement, death, or any other reason, shall be determined by the Committee and set forth in the applicable award Agreement.

V. GENERAL

5.1 Effective Date and Term of Plan. This Plan shall be submitted to the shareholders of the Company for approval at the Company’s 2012 annual meeting of shareholders and, if so approved, the Plan shall become effective as of the date the Plan was approved by the shareholders. This Plan shall terminate as of the first annual meeting of the Company’s shareholders to occur on or after the tenth anniversary of its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination. Awards hereunder may be made at any time prior to the termination of this Plan. In the event that this Plan is not approved by the shareholders of the Company, this Plan shall be void and of no force or effect.

5.2 Amendments. The Board may amend this Plan as it shall deem advisable; provided, however, that no amendment to the Plan shall be effective without the approval of the Company’s shareholders if (i) shareholder approval is required by applicable law, rule or regulation, including Section 162(m) of the Code, and any rule of The New York Stock Exchange, or any other stock exchange on which shares of Common Stock are traded; or (ii) such amendment seeks to modify Section 2.5 hereof; provided further, that no amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

5.3 Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and, to the extent required by the Company, either executed by the recipient or accepted by the recipient by electronic means approved by the Company within the time period specified by the Company. Upon such execution, or electronic acceptance, and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

5.4 Non-Transferability. No award shall be transferable other than by will, the laws of descent and distribution, or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes, or a charitable organization designated by the holder, in each case without consideration. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise), or be subject to execution, attachment, or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber, or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

5.5 Tax Withholding. Prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, the Company shall have the right to require payment by the holder of such award of any federal, state, local, or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation, or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company; (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation; (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, in either case equal to the amount necessary to satisfy any such obligation; (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

5.6 Restrictions on Shares. Each award made hereunder shall be subject to the requirement that, if at any time, the Company determines that the listing, registration, or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action, is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval, or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer, or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.7 Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through an extraordinary dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per share, the terms of each outstanding Restricted Stock Award and Restricted Stock Unit Award, including the number and class of securities subject thereto, the terms of each outstanding Performance Award, the maximum number of securities with respect to which options or SARs may be granted during any fiscal year of the Company to any one grantee, the maximum number of shares of Common Stock that may be awarded during any fiscal year of the Company to any one grantee pursuant to a Stock Award that is subject to Performance Measures or a Performance Award, and the maximum amount that may be payable pursuant to any Performance Award denominated in cash granted during any fiscal year of the Company to any one grantee shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price and in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made, as determined to be appropriate and equitable, by the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) to prevent dilution or enlargement of rights of participants. In either case, the decision of the

Committee regarding any such adjustment shall be final, binding, and conclusive. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise, or settlement of such award, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise, or settlement date over (B) the exercise or base price, if any, of such award.

5.8 Change in Control. Notwithstanding any other provision of the Plan to the contrary, and unless otherwise provided in the award Agreement, in the event of a Change of Control:

(a) Any options and Stock Appreciation Rights outstanding which are not then exercisable and vested, shall become fully exercisable and vested upon the termination of the participant’s employment without Cause or for Good Reason during the Applicable Period.

(b) The restrictions applicable to any Restricted Stock or Restricted Stock Unit Award which are not performance-based shall lapse and such Restricted Stock or Restricted Stock Unit shall become free of all restrictions and become fully vested and transferable upon the termination of the participant’s employment without Cause or for Good Reason during the Applicable Period.

(c) The conditions applicable to any Performance Award shall be deemed satisfied at the target level and shall become free of all restrictions and become fully vested and transferable upon the termination of the participant’s employment without Cause or for Good Reason during the Applicable Period.

For purposes of this Section 16 and unless otherwise provided in the award Agreement, the term “Applicable Period” shall mean the twelve (12) month period ending on the first anniversary of a Change in Control.

In order to maintain the participants’ rights in the event of a Change of Control, the Committee, as constituted before such Change of Control, is hereby authorized, and has sole discretion, as to any award, either at the time such award is made hereunder or any time thereafter, to take any one or more of the following actions: (i) provide for the purchase of any such award for an amount of cash equal to the amount that could have been attained upon the exercise of such award or realization of the participant’s rights, had such award been currently exercisable or payable; or (ii) cause any such award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving corporation after such Change of Control. The Committee may, in its discretion, include such further provisions and limitations in any award Agreement, as it may deem equitable and in the best interests of the Company.

5.8 Deferrals. The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the settlement of all or a portion of any award made hereunder shall be deferred; or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.

5.9 No Right of Participation, Employment, or Service. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by, or service with, the Company, any Subsidiary, or any affiliate of the Company, or affect in any manner the right of the Company, any Subsidiary, or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

5.10 Rights as Shareholder. No person shall have any right as a shareholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder, unless and until such person becomes a shareholder of record with respect to such shares of Common Stock or equity security.

5.11 Designation of Beneficiary. To the extent permitted by the Committee, a holder of an award may file with the Company a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Company. Each beneficiary designation shall become effective only when filed in writing with the Company during the holder’s lifetime, on a form prescribed by the Company. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Company of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding award held by such holder, to the extent vested or exercisable, shall be payable to, or may be exercised by, such holder’s executor, administrator, legal representative, or similar person.

5.12 Governing Law. This Plan, each award hereunder, and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.13 Clawback/Forfeiture.

(a) If required by Company policy, by the Sarbanes-Oxley Act of 2002, and/or by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or other applicable laws, each participant’s award shall be conditioned on repayment or forfeiture in accordance with such applicable laws, Company policy, and any relevant provisions in the related award Agreement.

(b) The Committee may specify in an award Agreement or otherwise that a participant’s rights, payments, and benefits with respect to an award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an award. Such events may include, without limitation, termination of employment for Cause; violation of material policies that may apply to the participant; breach of noncompetition, confidentiality; or other restrictive covenants that may apply to the participant, or other conduct by the participant that is detrimental to the business or reputation of the Company or a Subsidiary.

NEW YORK COMMUNITY BANCORP, INC.

C/O COMPUTERSHARE
480 WASHINGTON BOULEVARD
JERSEY CITY, NJ 07310

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to vote up until 11:59 p.m. Eastern Daylight Time on June 6, 2012. Have your proxy card in hand when you access the web site and follow the instructions provided to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by the Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to vote up until 11:59 p.m. Eastern Daylight Time on June 6, 2012. Have your proxy card in hand when you call and then follow the instructions provided.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M45021-P23545-Z57377 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEW YORK COMMUNITY BANCORP, INC.

The Board of Directors recommends that you vote FOR ALL of the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Maureen E. Clancy
02) Hanif Dahya
03) Joseph R. Ficalora
04) James J. O'Donovan

The Board of Directors recommends that you vote FOR Proposals 2 and 3 and AGAINST Proposal 4.

NOTE: If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their best judgment.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

ADMISSION TICKET

NEW YORK COMMUNITY BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

Thursday, June 7, 2012

10:00 a.m. Eastern Daylight Time

Sheraton LaGuardia East Hotel

135-20 39th Avenue

Flushing, NY 11354

You must present this admission ticket in order to gain admittance to the Annual Meeting. This ticket admits only the shareholder(s) listed on the reverse side and is not transferable. Each shareholder will be asked to present valid picture identification, such as a driver’s license. Use of cameras, recording devices, and other electronic devices will not be permitted prior to, during, or after the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and the Annual Report to Shareholders, including the 2011 Form 10-K, are available at www.proxyvote.com.

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M45022-P23545-Z57377

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

REVOCABLE PROXY

NEW YORK COMMUNITY BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

Thursday, June 7, 2012

10:00 a.m., Eastern Daylight Time

The undersigned hereby appoints the Proxy Committee of the Board of Directors of New York Community Bancorp, Inc. (the “Company”), with full power of substitution, to act as attorney and proxy for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Shareholders to be held on June 7, 2012 at 10:00 a.m., Eastern Daylight Time, at the Sheraton LaGuardia East Hotel, 135-20 39th Avenue, Flushing, New York, and at any and all adjournments thereof, as set forth on the reverse side.

If you hold shares of New York Community Bancorp, Inc. Common Stock through the New York Community Bancorp, Inc. Employee Savings Plan [“401(k) Plan”] or the New York Community Bancorp, Inc. Employee Stock Ownership Plan (collectively referred to as the “tax-qualified plans”) or you have been awarded shares of restricted stock under the New York Community Bancorp, Inc. 2006 Stock Incentive Plan (“Stock Plan”), this proxy card covers all shares for which you have the right to give voting instructions to Pentegra Trust Company, the trustee for the tax-qualified plans and the Stock Plan (the “Trustee”). This proxy card, when properly executed and dated, will be voted by the Trustee as you direct. If you do not direct the Trustee by 11:30 p.m. Eastern Daylight Time, on June 4, 2012, the Trustee will vote the shares held in the tax-qualified plans in the same proportion as the voting instructions it receives from other participants by that date and time. All shares of Common Stock of the Company held in the Stock Plan for which timely instructions are not received will be voted by the Trustee as directed by New York Community Bancorp, Inc.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR

VOTE VIA THE INTERNET OR BY TELEPHONE

(Continued, and to be marked, dated, and signed, on the reverse side)